                     O F F I C E    L E A S E


                     "GROUND FLOOR PREMISES"


                         BY AND BETWEEN

                ONE PACIFIC PLAZA, A JOINT VENTURE

                           AS LANDLORD

                               AND

                      LIBERTY NATIONAL BANK

         A National Banking Association (In Organization)

                            AS TENANT




                    One Pacific Plaza Building
                   Huntington Beach, California

                           OFFICE LEASE


          THIS LEASE is made this 20 day of August, 1981, between ONE PACIFIC PLAZA, a joint venture, hereinafter called "Landlord" and LIBERTY NATIONAL BANK, a National Banking Association (In
Organization), hereinafter called "Tenant."


                        LEASE OF PREMISES

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, that certain office space consisting of a portion of the ground floor (the "Premises") as shown in the drawings attached hereto as Exhibit "A" and located in that certain office structure being constructed on a portion of that certain real property legally described as Parcel 1 shown on Parcel Map 79-585, in the City of Huntington Beach, County of Orange, State of California, per Map filed in Book 144, pages 31-33 of Parcel Maps in and for said County. Tenant shall have the right to construct a vault adjacent to the Southeast corner of the Building on foundations being installed by Landlord and, in such event, such vault,shall be deemed to be a portion of the Premises. The location of the said office structure (hereinafter called the "Building") is shown on the first phase site plan attached hereto as Exhibit "B". The commercial center of which the Building is a part is hereinafter called the "Project" and is defined in paragraph 10 of the Basic Lease Provisions.


                      BASIC LEASE PROVISIONS

1.     Building Name: One Pacific Plaza
        Address: 7777 Center Drive,
                 Huntington Beach, California 92647

2. Total Net Rentable Area of the Premises: 8,386 square feet. Total Net Rentable Area of the Building: 92,730 square feet.

3. Initial Basic Annual Rent: $180,600.00 ($1.75 per square foot per month.)

4.     Initial Monthly Rental Installments: $14,675.50

5.     [Deleted]

6.      Estimated Total Operating Expenses for each of calendar
        year 1981 and calendar year for 1982:       $347,737.50

7. Term: Twenty (20) years plus four subsequent options of five years each

                                      [MAP]

                                      [MAP]

8.      Target Commencement Date: October 1, 1981

9.      Security Deposit: $18,800 (See Article 4 of Additional
        Lease Provision)

10. Declaration: That certain Declaration of Covenants, conditions, Easements and Restrictions dated March 25, 1980, encumbering the real property legally described as parcels 1 through 8 inclusive, as per the above described Parcel Map (the "Project"), which Declaration was recorded March 26, 1980 in Book 13550, page 1015, Official Records of said County.

11.     Broker: Grubb & Ellis

12.     Address for Payment and Notices:

        LANDLORD:                      TENANT:
        ONE PACIFIC PLAZA              LIBERTY NATIONAL BANK
        7777 Center Drive              At the Premises
        Huntington Beach, CA 92647
                                       With Copy To:

                                       P. O. Box 8825
                                       Fountain Valley, CA 92708
                                       Attn: Guy Belcore

13. Lease Execution: In witness whereof, the parties hereto have executed this Lease, consisting of the foregoing provisions and of the Additional Lease Provisions which follow, as of the date first above written.

THIS LEASE SHALL NOT BECOME            ONE PACIFIC PLAZA,
EFFECTIVE UNTIL EXECUTED BY            a joint venture
LANDLORD AND DELIVERED TO
TENANT AND THE SUBMISSION              By JERWEL ENTERPRISES,
OF THIS FORM OF LEASE TO                  a partnership
TENANT BY LANDLORD, OR
LANDLORD'S AGENT, DOES NOT                By:/s/ Gerald Klein
CONSTITUTE AN OFFER TO                       -------------------
LEASE. NO EMPLOYEE OR AGENT                   General Parter
OF LANDLORD OR ANY PERSON              By BREDERO HUNTINGTON BEACH,
WITH WHOM TENANT MAY HAVE                 INC., a California corporation
NEGOTIATED THIS LEASE HAS               By: /s/
ANY AUTHORITY TO MODIFY THE                 ---------------------------
TERMS HEREOF OR TO MAKE ANY                Its:
AGREEMENTS, REPRESENTATIONS,                   -------------------------
OR PROMISES UNLESS THE SAME                              "Landlord"
ARE CONTAINED HEREIN OR ADDED
HERETO IN WRITING.

                                       LIBERTY NATIONAL BANK, a
                                       national banking association
                                       (In Organization)


                                       By: /s/ Richard M. Wilbur
                                           -----------------------
                                           Richard M. Wilbur,
                                           An Organizer


                                       By: /s/ Gaetano L. Belcore
                                          ------------------------
                                          Gaetano L. Belcore,
                                          An Organizer


                                       By: /s/ Robert R. Rigby
                                          -----------------------
                                          Robert R. Rigby,
                                          An Organizer

                                                                    "Tenant"


            MEMORANDUM OF ACTUAL COMMENCEMENT AND EXPIRATION DATES

COMMENCEMENT DATE: OCTOBER 1, 1981        EXPIRATION DATE: SEPTEMBER 30, 2001

                   ADDITIONAL LEASE PROVISIONS
                               TERM

Article 1.

          1.1  The term of this Lease shall be as shown in item
7 of the Basic Lease Provisions and shall commence on the Target Commencement Date as shown in Item 8 of the Basic Lease Provisions or such later date as the Premises shall be tendered to Tenant as set forth in Section 1.2 below. The date of
commencement as defined above, hereinafter called   the
"Commencement Date," shall be confirmed in writing by the parties promptly upon such commencement.

          1.2 Landlord may tender the Premises to Tenant on or after the Target Commencement date upon not less than thirty (30) days prior written notice stating that the Premises will be ready for Tenant's construction work on the date specified in such notice. (Tenant acknowledges the receipt of said notice specifying the date of October 1, 1981 as the date the Premises will be ready for Tenant's construction work and agrees said notice shall be deemed to have been given, as required by this lease, more than thirty (30) days prior to October 1, 1981.) In the event that Landlord does not tender the Premises to Tenant as aforesaid by December 31, 1981, Tenant shall have the right to erect a temporary banking facility at Tenant's expense and in accordance with all applicable laws and regulations, on a portion of the project agreeable to Landlord and Tenant. (Said location shall be Building Pad E as shown on exhibit "B" and shall be erected, if at all, in a good and workmanlike manner consistent with applicable laws and the Declaration.) Such facility shall be removed by Tenant no later than four (4) months after the actual Lease Commencement Date, subject to extension by that amount of time during which Tenant's construction work has been delayed by labor trouble, events beyond the reasonable control of Tenant, and acts of Landlord, but in any event no later than thirty (30) days after Tenant opens for business from the Premises and Tenant shall repair any damage resulting from the
erection and/or removal thereof.   (Such removal shall include
the removal of all paving, landscaping, utility lines and other improvements in connection therewith.) Subject to Paragraph 2.1 hereof, no rent shall be payable for the operation of such temporary facility, but the insurance indemnity and hold harmless and mechanic's lien provisions of this Lease shall apply from and after the erection of said temporary facility to said facility just as though said facility were the Premises. Tenant shall pay all utility charges and taxes resulting therefrom and shall maintain the same in good condition and repair. In the event that Landlord does not tender the Premises in such manner to Tenant by March 31, 1982, this Lease, at Tenant's option, shall become null and void. The Premises shall be deemed ready for Tenant's construction work upon the expiration of thirty (30) days from the date said notice is sent, and when utilities to the Premises necessary for Tenant's construction are operative and Landlord has substantially completed the construction work to the Building and the adjacent parking areas to be completed by Landlord under Paragraph 1 of that certain Work Letter, of even date herewith, executed by Landlord and Tenant (the "Work Letter"), as evidenced by the issuance of a certificate of occupancy or temporary certificate of occupancy for the Building by the City of Huntington Beach. The term "substantial completion" shall have the meaning set forth in the Work Letter.

          1.3 Landlord hereby grants to Tenant four options to extend the term of this Lease, each for a five year period commencing when the prior term expires. Each option to extend shall be exercised by Tenant giving Landlord written notice of such exercise no later than six (6) months prior to the time that the subject option period would commence. All of the terms and provisions of this Lease shall apply during each such option period, and rent shall be adjusted in the same manner, and at the same time intervals, as during the initial term of this Lease. A subsequent option may not be exercised unless all prior options have been exercised.

                               RENT

Article 2.

          2.1 Basic Annual Rent. Tenant agrees to pay as Basic Annual Rent for the Premises the initial sum shown in Item 3 of the Basic Lease Provisions, increased in the manner provided below. The Basic Annual Rent shall be payable in equal monthly installments as shown in Item 4 of the Basic Lease Provisions, payable in advance commencing upon the expiration of the first four (4) months of the term of this Lease, subject to extension by that amount of time during which Tenant's construction work has been delayed by acts of Landlord, and continuing on the first day of each calendar month thereafter. If the term of this Lease commences on a date other than the first day of a calendar month, then the rent for the-partial calendar month during which Basic Annual Rent is first payable shall be prorated in the proportion that the number of days in such month following the expiration of such four (4) month period bears to the number of days in that calendar month, and such rent shall be paid upon the expiration of said four (4) month period.

          The term "Lease Year" shall mean each succeeding period of twelve full calendar months after the Commencement Date during the term except that the first such period shall include any partial month at the commencement of the Lease Term. In addition to said Basic Annual Rent, Tenant agrees to pay additional rent as and when hereinafter provided in this Lease. Said Basic Annual Rent and additional rent are hereinafter sometimes referred to collectively as the "rent." The rent shall be payable to Landlord, without deduction or offset or abatement (except as specifically provided in this Lease), in lawful money of the United States of America at the address for Landlord as shown in Item 12 of the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing.

          2.2  Rental Adjustments

               2.2.1 Adjustment to Fair Market Value. The Basic Annual Rent shall be adjusted to one hundred percent (100%) of the fair market value as hereinafter set forth on the tenth
(l0th), twentieth (20th), twenty-fifth (25th), thirthieth (30th) and thirty-fifth (35th) anniversary of the Commencement Date. Each said dates for adjustment of the Basic Annual Rent are hereinafter referred to as a "Rental Adjustment Date.") In no event shall the Basic Annual Rent for the Premises be decreased below the amount set forth in Item 3 of the Basic Lease Provisions.

     If the parties are unable to agree in writing on the amount of the Basic Annual Rent pursuant to this Section 2.2.1 on or before the date four (4) months preceding the Rental Adjustment Date, then within ten (10) days after said date each party, at its cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in Orange County to appraise and set the fair market value of the Basic Annual Rent for the Premises. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set such fair market value. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set such fair market value. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall jointly select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set such fair market value. If they are unable to agree on the third appraiser within such ten
(10) day period, either party, by giving ten (10) days' written notice to the other, may apply to the American Arbitration Association, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Provided that if said American Arbitration Association fails to so select such third appraiser within thirty (30) days of request, either party, by giving ten (10) days prior written notice to the other, may apply to the Presiding Judge of te Superior Court of Orange County or to the President of the Orange County Real Estate Association for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee.

          Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the fair-market value of the Basic Annual Rent for the Premises. If a majority of the appraisers are unable to set such fair market value within the stipulated period of time, the twoappraisals closest together shall be added together and their total divided by two; the resulting quotient shall be multiplied by, 100% and the result shall be the Basic Annual Rent for the Premises commencing on the Rental Adjustment Date.

          The appraiser or appraisers so selected shall be instructed to appraise the Premises, taking the age of the Building and this Lease and all of the terms hereof (including term, expenses and rent escalation provisions, and further based upon the fact that this is a triple net Lease wherein Tenant pays separately for taxes, insurance, maintenance and other operating expenses) into account, without value being added by reason of any leasehold improvements, trade fixtures or equipment installed by Tenant, (but including the right to use adjacent Common Area for drive-through facilities once the "Drive-Through Facilities", as defined in Section 8.3 below, have been constructed) based, to the extent feasible, upon rents then being charged to banks in comparable locations for comparable space in multi tenant buildings with similar features under comparable leases executed within one (1) year of the subject Rental Adjustment Date (which rent shall be adjusted to the then current value).

               2.2.2 Additional Adjustments. In addition to all other rental adjustments provided for in this Lease, the Basic Annual Rent, as same may be adjusted pursuant to Section 2.2.1 hereof, shall be further adjusted as of the first day of the fifth month of the third, sixth, ninth, twelfth, fifteenth and eighteenth Lease Years and on the third anniversary date of each subsequent Rent Adjustment Date thereafter (each such date referred to as an "Adjustment Date"), to an amount equaling the sum total of the current Basic Annual Rent plus the lesser of the following two amounts.

                    A.  That amount equal to the Basic Annual
Rent payable prior to the subject Adjustment Date during the subject Lease Year multiplied by 8.5% for each Lease Year since the next preceding Adjustment Date, Rent Adjustment Date, or the Commencement Date through the subject Adjustment Date compounded on an annual basis (i.e., 27.773% for three (3) years).

                    B.  That amount equal to 75% of the
percentage adjustment in the "C.P.I.", as that term is hereinafter defined, multiplied by the Basic Annual Rent payable prior to the subject Adjustment Date as follows:

                         (1)  As used in this Lease, the term
"C.P.I." shall be defined as the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for All Urban Consumers, Los Angeles-Long Beach-Anaheim, California, All-Items (1967=100). In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said arbitrators shall be paid equally by Landlord and Tenant.

                         (2)  The current Basic Annual Rent shall
be multiplied by a fraction, the numerator of which is the C.P.I. of the month, three months preceding the subject Adjustment Date and the denominator of which shall be the C.P.I. of the calendar month, three months preceding the immediate prior Adjustment Date, Rent Adjustment Date or the Commencement Date. The product of such calculation shall be multiplied by 75%.

               For example: Assume that the current Basic Annual Rent immediately prior to the subject Adjustment Date is $10,000. Assume further that three Lease Years will have elapsed by the time of the subject Adjustment Date since the last rental adjustment, and 75% of the percentage of C.P.I. adjustment for those three Lease Year totals 22.8, using the above formula. Since 22.8% is less than 27.773%, the new Basic Annual Rental (to be divided by 12 for the monthly rent) effective as of the subject Adjustment Date, would be as follows:

          Current Basic Annual Rent = $10,000 x 1.228 = $12,280.

          If any rental adjustment contemplated by Section 2.2 has not been determined by the subject Rent Adjustment Date or Adjustment Date, Tenant shall continue to pay the rent theretofore payable until such adjustment is completed, at which time Tenant shall pay to Landlord an amount sufficient to compensate Landlord for any underpayment of rent, plus, if such delay is due to factors beyond Landlord's control, interest on such payment at the prime rate of interest then charged by the Bank of America per annum from the date such underpayment would have been due.


                         ADDITIONAL RENT

Article 3.

         3.1 With respect to each calendar year during the Lease, the Tenant shall pay in the installments provided below in
Section 3.3 and 3.4, as ADDITIONAL rent, in addition to the Basic Annual Rent specified in Article 2 above, a sum equal to the product of Tenant's Proportionate Share (as hereinafter defined) and the amount of Total Operating Expenses (as hereinafter defined), prorated for any partial calendar year.

          3.2 "Tenant's Proportionate Share" shall be computed by dividing the net rentable area of the Premises identified in
Item 2 of the Basic Lease Provisions by the total net rentable area of the Building identified in said Item 2.

          The term "net rentable area" as used herein shall be computed by measuring from the inside surface of the outer building walls. Specifically included in such area shall be all area within the outside walls, air conditioning shafts and ducts where a central air conditioning system eliminates floor fan rooms, private stairs, private elevators, toilets, air conditioning rooms, fan rooms, air ducts, janitor's closets, slop sinks, electrical closets, telephone closets, and all enclosing walls for the above items, all of which exclusively serve the floor in which they are located, and columns and projections necessary to the Building. The area of air conditioning and fan rooms located on a rental floor serving more than the floor in which located, together with their enclosing walls, shall be apportioned and included as rental area of the floors which they serve. Except as provided above, there shall be excluded building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, with their enclosing walls serving more than one floor, all parking decks and lobby, public vestibules, public telephone booths, ramps, loading docks and other public areas on the first floor of the Building. Net rentable area for divided floors shall include a proportionate share of public corridors, public toilets, air conditioning rooms, fan rooms, air ducts, janitor's closets, electrical closets, telephone equipment closets and their enclosing walls.

          3.3 Landlord shall provide to Tenant a written estimate of Total Operating Expenses at least thirty (30) days prior to the start of each calendar year of the Lease Term. With respect to each such calendar year during the Lease Term, the Tenant shall pay to Landlord, monthly in advance, one-twelfth (l/12th) of Tenants Proportionate Share of the estimated Total Operating Expenses for such year. For 1981 and 1982, said payment shall be based on the Estimated Total Operating Expenses set forth in Item 6 of the Basic Lease Provisions.

          3.4 With1n one hundred twenty (120) days after the end of every calendar year during the Lease Term, commencing with the calendar year 1981 Landlord shall provide Tenant with a written statement certified as true and correct of the actual Total Operating Expenses and Tenant's Proportionate Share thereof for that year broken down in reasonable detail by expense category. If the amount payable by Tenant under Paragraph 3.1 hereof should exceed the amount previously paid by Tenant with respect to such year, then Tenant shall pay to the Landlord the additional amount due to Landlord within ten (10) days, and, if the amount payable by Tenant under Paragraph 3.1 should be less than the estimated amount paid by Tenant with respect to such year, then Landlord shall credit against future additional rent the amount of overpayment by Tenant.

           3.5 Total Operating Expenses are defined a those expenses necessary to operate and maintain the Building, including appurtenances, in a manner deemed reasonable and appropriate and for the best interest of the Tenants in the Building, limited, however, to such items accountable as expenses pursuant to generally accepted accounting principles, including the following:

               (a) Wages, salaries and fringe benefits of all employees of Landlord engaged in the operation and maintenance of the Building; employer's Social Security taxes, unemployment, taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees; all of the foregoing limited, however, to costs customarily charged to Tenants in comparably sized office buildings in projects similar to the Project in Orange County and/or Los Angeles County;

               (b) All supplies and materials used in operation and maintenance of the Building;

               (c) Cost of water, sewer, and trash pick up for the Building, including water heating and condensing and the cost of power, gas, heating, lighting, air conditioning and ventilating for the public and common areas of the Building, it being understood and agreed that Tenant, at Tenant's expense, shall separately meter the Premises for electricity and gas and pay the cost of such utilities as separately metered;

               (d) Cost of replacement of equipment and all reasonably necessary maintenance and service agreements on equipment, including alarm service, building mechanical equipment, window cleaning and elevator maintenance and water, heating and cooling systems;

               (e) Cost of casualty and liability insurance in customary amounts applicable to the Building and Landlord's personal property used in connection therewith, including rental loss and/or other endorsements from time to time deemed appropriate by Landlord, also including earthquake coverage. (Liability insurance with limits of up to $10,000,000 for any one occurrence and $1,000,000 property damage shall be deemed customary as of the date of this lease.) See the attached page 10(a).

               (f) Cost of repairs and general maintenance;

               (g) Any capital improvement made or installed after the calendar year 1981 for purposes of saving labor or otherwise reducing applicable operating costs, not to exceed the aggregate estimated costs savings annualized on a straight-line basis over the useful life of the capital improvements as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

               Notwithstanding anything contained in Section 3.5(e) to the contrary, that portion of Total Operating Expenses to be paid by Tenant allocable to insurance premiums for earthquake coverage shall not exceed EIGHT HUNDRED DOLLARS ($800.00) per year through the end of 1982 and the sum of EIGHT HUNDRED DOLLARS ($800.00) per year increased by any increase in the Consumer Price Index between October 1981 and October of the calendar year preceding the calendar year for which such computation is being made, such adjustment to be made in the manner provided in Section 2.2.2 above, but without the seventy-five percent (75%) limitation provided for in said Section.

               (h) A pro rata share of all costs and charges paid by Landlord as the owner of Parcel 1 as per the above described Parcel Map 79-585 relating to the common and parking areas within the Project pursuant to Section 4.2 or 4.5 of the Declaration, which pro rata share shall be a fraction of the numerator of which is the total building area within the

Building and the denominator of which is the total building area within said Parcel 1, as the term building area is defined in the Declaration;

               (i) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, including license, permit and inspection fees and any other taxes and assessments attributable to the Building or its operation, including the land underlying the Building, and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on the Landlord's business of leasing the Building, but excluding taxes on income. If Tenant, together with other tenants occupying in excess of fifty percent (50%) of the net rentable area in the Building, requests it to do so, Landlord will either exercise any rights it may have to contest any increase in any tax assessments or will pay any such tax under protest and permit tenant and other Tenants of the Building to contest the same in Landlord's name, but without cost or expense to Landlord. If Landlord elects to contest any such assessment, which Landlord may do whether or not Tenant or any other tenants request Landlord to do so, all reasonable costs incurred by Landlord in connection therewith shall be included within Total Operating Expenses.

               (j)  The cost of all accounting and other
professional fees incurred in connection with the operation of the Building, other than those incurred for (1) correction of latent or patent construction defects of the Building, (2) the delivery of services to specific tenants rather than the Building in general, and (3) the enforcement of Landlord's right with respect to other tenants of the Building.

            (k) A management fee, not to exceed current market rated, which may be payable to Landlord. (Any sums added to Total Operating Expenses by this subparagraph (k) shall be reducted by 14% before calculating Tenant's Proportionate Share.

          3.6 Notwithstanding the foregoing, Total Operating Expenses shall not include expenses for which the Landlord has rights of reimbursement or indemnification (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the Building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; wages, salaries or other compensation paid to any executive employees above the grade of building manager; the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects

(latent or otherwise) in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; cost of capital improvements and depreciation or amortization, (except as provided in Section 3.5(g) or otherwise above). To the extent that any of the expenses described in Section 3.5 are partially excluded from Total Operating Expenses due to reimbursement or payment of a portion thereof by a tenant of the Building, Tenant's Proportionate Share of the balance of such expense shall be appropriately adjusted by excluding the net rentable area leased to such tenant for purposes of the computation required by Section 3.2.

          3.7 Any operating expense increase for any calendar year during the term of this Lease shall be apportioned so that the Tenant shall pay its proportionate share of only that portion of the increase for such year as falls within the term. This provision shall survive the expiration or earlier termination of the term of this Lease.

          3.8 If any special assessments are included as part of the real estate taxes and such assessment may be paid in installments, the Tenant shall be obligated to pay only the Tenant's proportionate share of the installment falling within the term whether or not the Landlord pays such assessment in installments.

          3.9 In the event that at any time during the term of this Lease, any governmental law, rule or regulation prohibits or postpones in whole or in part any increase in the rent or other sums payable by Tenant hereunder, then such increases under this Lease shall be made to the maximum extent permissible by law at the time provided in this Lease and/or at any time or times thereafter such increase, or any portion thereof, may lawfully be made and any such incrase in rent, or any portion thereof, or other sums payable hereunder, or portions thereof, the payment of which has been so prohibited or postponed, shall thereafter become due and payable to the maximum extent and at the earliest time or times permited by law.
 .
          3.10 Operating expenses for any year in which occupancy of the Building is less than one hundred percent (100%) shall be adjusted for the purposes of computing the amount payable by Tenant under Section 3.1 above, to reflect at least one hundred percent (100%) occupancy of the building.



                         SECURITY DEPOSIT

Article 4.

          Tenant has deposited with Landlord the sum set forth in
Item 9 of the Basic Lease Provisions as security for the full and faithful performance of every provision of this

Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent or the repair of damage to the Premises caused by Tenant, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, the repair of such damage to the Premises, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of said deposit is so used or applied, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant upon the last to occur of (i) the date two (2) years from and after the Commencement Date of the lease term, or (ii) the date of Tenant's substantial completion of the Tenant improvements within the Premises to be constructed by Tenant pursuant to the Work Letter, or (iii) upon condensed water for HVAC system installed by Tenant's written notice to Landlord that Tenant has substantially completed Tenant improvements within the Premises. If Landlord fails to return said security deposit or any balance thereof within ten (10) days of the last to occur of said dates, said security deposit shall bear interest, for the benefit of Tenant, at the "prime rate" of Bank of America NT & SA, plus three percent, but not to exceed the maximum rate allowable by law.


                      UTILITIES AND SERVICES

Article 5.

          5.1 Landlord shall furnish to the Premises between the hours of 7:00 a.m., and 7:00 p.m. Monday through Friday, and between the hours of 8:00 a.m. and 1:00 p.m. Saturday, except legal holidays, such amounts of air conditioning, as Landlord furnishes for normal office purposes in other portions of the Building taking into consideration at any given time the availability of energy resources and prudent energy conservation practices. During other hours Landlord will provide such air conditioning, heating and ventilation upon not less than 24 hours advance notice from Tenant to Landlord, and Tenant, upon presentation of a bill therefor, shall pay Landlord for such services on an hourly basis at the then prevailing rates therefore as reasonably established by Landlord. If such service is not a continuation of that furnished during regular business hours, Tenant shall pay for a minimum of three (3) hours of such service. Subject to provisions set forth below, Landlord shall at all times furnish the Premises with elevator service, and water for kitchen, lavatory and drinking purposes. Tenant shall separately meter the Premises pursuant to Paragraph 3.5(c). Landlord shall provide janitor service; provided, however, that Tenant shall pay for any unusual janitorial services required by reason of any non-Building Standard improvements in the Premises,
including without limitation wall coverings and floor
coverings, installed by or for Tenant under the Work Letter or otherwise, provided further that Landlord shall deliver to Tenant, prior to the Commencement Date, detailed specifications describing the scope and frequency of such janitorial services. Tenant shall have the option to provide its own janitorial service to the Premises in lieu of the services provided by Landlord, in which case the Estimated
Total Operating Expenses shall be reduced by $4,300. Such janitorial service shall include the replacement of fluorescent fixtures as required. Tenant shall pay for replacement of all other bulbs as required. Landlord shall not be liable for any failure to furnish any of such services or utilities when such failure is caused by accidents, strikes, lockouts, other labor troubles, governmental action, shortages or other conditions beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages nor shall any such failure relieve
Tenant of the obligation to pay the full rent reserved herein or constitute or be construed as a constructive or other
eviction of Tenant. Notwithstanding the foregoing, Tenant
shall, at Landlord's option, upon not less than thirty  (30)
days prior written notice, provide its own janitorial service to the Premises, in lieu of the above services to be provided by Landlord and, in such event, the said Estimated Total Operating Expenses shall be reduced by $4,300.

          5.2 Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of water usually furnished or supplied for use of the Premises as general office space or that would overload the electrical capacity of the Premises or require the installation of new electrical lines; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water, except as provided in the Work Letter. Landlord agrees to grant such consent when required for Tenant's installation of photo reproduction machines and other equipment commonly used in the banking business, provided that the installation of any additional utility lines required for such use shall be the responsibility of Tenant. If Tenant shall require electric current in excess of that and for all other electrical current metered to the Premises. Tenant shall first obtain the consent of Landlord, which Landlord may reasonably refuse, to the use thereof and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed for any such other use. Tenant, however, may connect to the hot water line and the condensed water line in the ceiling above the Premises for heating and air conditioning purposes. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such electric current consumed for any such other use as shown by said meter provided by the Building system installed by Landlord pursuant to the Work Letter, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed. If any lights, machines or equipment (including, but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generates substantially more heat in the Premises than would be generated by the Building Standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including, but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

                         USE OF PREMISES

Article 6.

          Tenant shall use and occupy the Premises for the conduct of a banking facility and purposes incidental thereto or for any other general office purpose and for no other use or purpose provided that such general office purpose is in connection with the conduct and operation of a business commonly conducted and operated from the ground floors of comparable office buildings in the Orange and Los Angeles County areas and provided further in no event may Tenant permit the occupancy and use of the Premises by any governmental agency. In respect thereto, Landlord shall not during the first ten (10) years of the term of this Lease, lease any other space on the ground floor of the Building to any other banking business (excluding thrift and savings institutions), so long as the Premises are being used for banking purposes. Tenant shall not use or occupy the Premises for the purpose of any medical or dental office, clinic, laboratory or similar business, without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law and shall, upon five (5) days written notice from Landlord, discontinue any use of Premises which is declared by any governmental authority having jurisdiction to be a violation of law. Tenant, at its sole cost and expense, shall comply with any direction of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises or the use or occupation thereof, by reason of the nature of Tenant's use or occupancy of the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or property located therein Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article.


        ACCEPTANCE OF PREMISES; RIGHT OF FIRST REFUSAL

Article 7.

          7.1 Landlord hereby makes the following covenants, warranties and representations to Tenant:

               A.  Landlord shall operate and maintain the
Building, other than portions leased to third parties, in a clean, orderly and first class manner.

               B. Landlord shall deliver to Tenant, prior to the Commencement Date, a certificate of the architect/designer of the Building certifying as to the Net Rentable Area of the Premises and of the Building. If said areas are different than those set forth in Item 2 of the Basic Lease Provisions, Landlord and Tenant shall appropriately modify Tenant's Proportionate Share, as defined in Section 3.1, the Initial Basic Annual Rent and Monthly Rental Installments, as set forth in Items 3 and 4 of the Basic Lease Provisions and the Estimated Total Operating Expenses, as set forth in Item 6 of the Basic Lease Provisions.

               C. Any and all patent and latent defects in the Building, other than improvements installed by individual tenants (including Tenant), shall be promptly repaired or reasonably corrected by Landlord, at Landlord's expense, as soon as reasonably possible after Landlord receives notice thereof and other than patent defects in the Premises or which Tenant fails to give Landlord written notice within the ninety (90) day period specified in Section 7.2 below, which shall be repaired and reasonably corrected by Tenant.

               D. Landlord shall deliver to Tenant, prior to the Commencement Date, a non-disturbance agreement from all lenders having liens against the real property upon which the Building is located, having priority to this Lease, which non-disturbance agreement shall state that Tenant's quiet possession of the Premises shall not be disturbed so long as Tenant is not in "material breach", as defined in Section 21.1 below, of any of the terms of this Lease.

          7.2 Except as otherwise set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were at such time in satisfactory condition
(except for latent defects) and in conformity with the provisions of this Lease in all respects, except as to any items as to which Tenant shall give Landlord written notice in reasonable detail within ninety (90) days after Tenant takes such possession or commences such use of the Premises or the term of this Lease otherwise commences as provided in Article 1 above. Nothing contained in this Article 7 shall affect the commencement of the term of this Lease or the obligation of Tenant to pay rent hereunder as provided in Article 2 above. Landlord shall promptly take such action as may reasonably be required to remedy any actual defects of which it is notified as provided above.

          7.3 Following the expiration of the second year of the term of this Lease, Tenant may, from time to time, notify Landlord in writing that it desires to lease additional space on Floors 2, 3 and/or 4 in the Building, specifying in such notice the minimum and maximum size of the space Tenant desires to lease. In the event that space on said floors, or any of them, in the Building thereafter is available for lease, or will within six (6) months become available for lease, satisfying the space requirements set forth in the most recent notice from Tenant, Landlord agrees to notify Tenant of such space and to give to Tenant a first opportunity to negotiate with Landlord to lease such space and not to offer such space to or negotiate a lease for such space with any third party while negotiations with Tenant are proceeding. Landlord reserves the right to discontinue negotiations with Tenant, at any time, by giving written notice to Tenant, if Landlord determines, in its sole discretion, that such negotiations are not likely to produce a lease agreement on terms then satisfactory to Landlord, or if a lease satisfactory to Landlord has not been executed within thirty (30) days of Landlord's notice to Tenant of such space. Space shall not be deemed to be available for lease for the purposes of this Section so long as Landlord is negotiating with the then occupant of such space to re-lease such space and Tenant's rights under this Section shall be subject to any and all rights of first refusal, options to renew or extend and/or expansion options either heretofore or hereafter granted to other occupants of the Building or of the Project. Unless Tenant notifies Landlord in writing within ten (10) days of its receipt of any notice from Landlord of the availability of space in the Building that it does not desire such space (upon Landlord's receipt of such notice any rights of Tenant to negotiate for such space under this Section shall terminate), Tenant's rights under this Section 7.3 shall automatically terminate in the event that Tenant refuses to lease such space on terms offered by Landlord to Tenant upon Landlord's leasing such space to a third party for a rent and upon terms not substantially less favorable to the lessee than those rejected by Tenant. Nothing contained in this Section shall be construed as obligating Landlord to divide space becoming available for lease in order to satisfy Tenant's space requirements. Tenant's sole remedy in the event of a default by Landlord under this Section shall be to recover damages, it being understood that Tenant hereby waives any right to specifically enforce the provisions of this Section 7.3. (Provided such notice includes the following statement in capital letters: "A FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) DAYS OF RECEIPT MAY RESULT IN A LOSS OF RIGHTS UNDER SECTION 7.3 OF YOUR LEASE FOR GROUND FLOOR SPACE IN THE ONE PACIFIC PLAZA BUILDING, HUNTINGTON BEACH, CALIFORNIA.")

                    ALTERATIONS AND EQUIPMENT

Article 8.

          8.1 Tenant shall make no alterations, additions or improvements to the Premises, other than usual decorating work, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord may impose as a condition to such consent the right to approve and to require a bond, in form and amount satisfactory to Landlord, from the contractor selected by Tenant to perform such work, the right to approve the contractor selected by Tenant to perform such work and the requirements applicable to alterations, additions or improvements in the Work Letter.
All such alterations, additions or improvements including, without limitation, those constructed or installed by or under Tenant pursuant to the Work Letter, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the tern hereof except those described on the attached Exhibit "E".

          8.2 All articles of personal property and all trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in material default hereunder, provided that Tenant repairs any damage to the Premises or the Building caused by such removal. On the expiration of the term of this Lease, or on any earlier termination of this Lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of
Article 22 below.

          8.3 Subject to obtaining all requisite governmental approvals and Tenant's compliance with all applicable laws and the Declaration, Tenant shall have the right, at Tenant's sole cost and expense, to install two (2) exterior drive through banking lanes with appropriate electronic banking equipment adjacent to the Ground Floor Premises as depicted on Exhibit "A," with the prior written consent of Landlord of the plans and specifications for such work, which consent shall not unreasonably be withheld. All construction of said drive-through banking lanes shall comply with the provisions of Section 8.1 and
8.2 above and shall be performed in a manner so as to minimize, to the extent reasonably possible, interference with the use and operation of the Common Areas adjacent to the work site. Tenant shall maintain the Drive-Through Facilities in good condition and repair and promptly correct and/or restore any defects in or damage resulting from casualty or condemnation to the Drive-Through Facilities, at its sole cost and expense. All utilities used in connection with the Drive-Through Facilities shall be separately metered, at Tenant's expense, and Tenant shall pay all utility costs incurred in connection therewith.
The Drive-Through Facilities shall be deemed to be a portion of the Premises for the purposes of Articles 4, 6 through 15 and 22 of this Lease.

          From and after the date that Tenant commences the construction or the Drive-Through Facilities, the Basic Annual Rent shall be increased by an amount equal to the product of nine
(9) (being the number of parking spaces or potential parking spaces in any underground or multi-level parking garage or structure within the Project to Tenant and other occupants of the Building or, in the absence of any such garage or structure, $360.00 and Monthly Rental Installments shall be proportionately increased; provided that if Tenant elects to construct only one drive-through lane, said increase shall be equal to the product of nine times the then annual charge for unassigned parking spaces in any such underground or multi-level parking garage or structure or, in the absence of any such garage or structure, $240.00 per year per space and Monthly Rental Installments shall be proportionately increased.


                              LIENS

Article 9.

          Tenant shall keep the Premises and the Building free from any mechanics liens arising out of any work performed by or under the materials furnished to or obligations incurred by or under Tenant. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or actions.


                     TAX ON TENANT'S PROPERTY

Article 10.

          10.1 Tenant shall be liable for and shall pay prior to delinquency all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property and if Landlord, after a minimum of thirty (30) days prior written notice to Tenant, pays the same, which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested by Tenant, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

          10.2 If the Tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessments levie against Landlord or Landlord property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above.

                     MAINTENANCE AND REPAIR

Article 11.

          11.1 Subject to the provisions of Section 11.2 below Tenant shall maintain the Premises and fixtures therein in good condition and repair, and subject to the provisions of Article 17 below, shall reimburse Landlord for all repair thereto or to the Building which are made necessary as a result of any misuse or neglect by Tenant, or any of its officers, agents, employees, contractors, licensees, visitors, guests or invitees, except to the extent that such repairs are covered by insurance maintained by Landlord. Tenant shall also maintain the HVAC system installed by Tenant in the Premises.

          11.2  Subject to the provisions of Article 5.1 and
Article 17 hereof Landlord shall repair and maintain the Building structure and public areas, and the plumbing, elevator and electrical systems servicing the Premises, the exterior sides of demising walls, and exterior parking and landscaping (other than those areas that are expressly the responsibility of Tenant). Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice (or telephone notice in the case of emergency endangering life or property of the need for such repairs or maintenance is given to Landlord by Tenant. In any event, Tenant shall have the right to make such repair upon Landlord's failure to do so in a reasonable time following notice and to recover Tenant's reasonable costs of making such repairs from Landlord. Except as provided in Article 1, hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the adjacent parking and common areas; provided, however, that in making such repairs, alterations or improvements to the Building, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

                       ENTRY AND INSPECTION

Article 12.

          Tenant will permit Landlord and its agents at any time in case of emergency, and otherwise upon 24 hours prior written notice to Tenant, in such manner as to cause as little disturbance to Tenant as reasonably practicable, to take all required materials and equipment into the Premises, and perform all required work therein, including the erection of scaffolding, props, or other mechanical devices, for the purpose of making alterations, repairs or additions to the Premises or to any other portion of the Building as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or for maintaining any service provided by Landlord to Tenant hereunder, without any rebate of rent to Tenant for any loss of occupancy or damage, injury or inconvenience thereby occasioned, unless resulting from the negligence or improper behavior on the part of Landlord or its agents or contractors. Tenant shall also permit Landlord and its agent, upon 24 hour prior written request, to enter and/or pass through the Premises or any part thereof, at reasonable times during normal business hours and accompanied at all times by an authorized agent of Tenant to inspect the Premises and/or to show the Premises to holders of encumbrances of the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and during the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants in the same manner. Landlord shall also have the right to enter or and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or any other portion of the Building. If during the last thirty (30) days of the term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant, and such acts shall have no effect on this Lease.


                     HOLD HARMLESS AND NON-LIABILITY

Article 13.

          Tenant agrees to hold harmless and to indemnify Landlord, Landlord's partners and/or joint venturers and the officers and/or partners of such partners and/or join venturers, from and against any and all claims arising from injury of persons, loss of life or damage to property occurring in or about the Premises and from and against any and all costs, expenses and liabilities (including without limitation reasonable attorney's fees) incurred by Landlord, and/or said other indemnitees, or any of them, and/or inconnection with any such claim or any proceeding based thereon, to the extent such injury, loss of life or damage arises out of the negligent or willful act or failure to act of Tenant, or any of its officers, employees, agents, con-tractors, licensees, visitors, guests or invitees, or out of Tenant's breach of this Lease, or out of Tenant's use of the Premises or the conduct of its business from the Premises, and not arising out of the negligent or wilful act or failure to act of Landlord or Landlords agents, contractors or invitees, nor by patent or latent defects in the construction of the Building. Except in the case of Landlord or Landlord's agents' or contractors' negligence or wilful act, neither Landlord nor its agents shall be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Neither Landlord nor its agents shall be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or defects therein. Notwithstanding anything contained herein to the contrary, Landlord shall not be required to reimburse Tenant for loss or damage resulting from Landlord's or Landlord's agents' or contractors' willful or negligent acts if and to the extent that Tenant is reimbursed by insurance proceeds covering such acts.

          Throughout the term of this Lease Tenant shall maintain in effect comprehensive public liability and property damage insurance with limits of liability of not less than ONE MILLION DOLLARS ($1,000,000.00) combined single limit, naming Landlord as an additional named insured under the policy. The cost of naming Landlord as an additional insured on said policy shall be borne by Tenant to the extent of the first $100.00 with any excess in cost for so naming Landlord to be paid by Landlord. Tenant agrees to furnish and to maintain with Landlord at all times during the term of this Lease, a current certificate evidencing the insurance required by this Article, which certificate shall contain an agreement by the insurer that said policy shall not be canceled or materially changed without at least ten (10) days prior written notice to such additional named insureds. Any such policy of insurance shall be primary and not contributing with any insurance provided by Landlord. Any such policy of public liability and property damage insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or negligence of Tenant which might otherwise result in the forfeiture of such insurance, if available, but any additional charge for such provision shall be paid by Landlord, unless Landlord waives the provisions of this sentence.

                      WAIVER OF SUBROGATION

Article 14.

          Landlord and Tenant hereby release the other from any and all liability from or to the other party of every kind and nature which may result from the perils of fire, lightning or extended coverage perils which causes damage on or to the Premises, the Building and/or property within the Building owned by it, such waiver to include situations where the negligence of one of the parties hereto or his agent, servant or representative causes or contributes to the occurrence or the result of damage. Each party agrees to furnish appropriate subrogation waiver endorsements of their respective fire insurance companies.

                   ASSIGNMENT AND SUBLETTING

Article 15.

          15.1. Tenant shall not, either voluntarily or by operation of law, assign, pledge or otherwise transfer al1 or any part of Tenant's leasehold or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance. Landlord agrees not to unreasonably withhold its consent to any proposed assignment or sublease, provided that such assignment or sublease is to a financially responsible party with a good business reputation. Landlord's consent given pursuant to this Section in one or more instances shall not operate to exhaust Landlord's rights under this Section. A voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which, under the current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section, provided that this sentence shall not be applicable to the transfer of shares in any corporation operating a bank from the Premises, unless such transfer is in connection with a transaction that includes or contemplates the use of the Premises for a purpose other than as a bank, Tenant agress to reimburse Landlord for Landlord's reasonable oasts and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of cwrership or hypothecation of this Lease or Tenant's interest in and to the Premises, not to exceed, however, $250.00 per request.


          15.2. No subletting or assignment shall relieve Tenant of its obligations to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance by Landlord of any payment due hereunder from any person, other than Tenant, shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer or interest.


               TRANSFER OF LANDLORD'S INTEREST

Article 16.

          In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided such obligations and liabilities are assumed in writing by the transferee.

                       DAMAGE OR DESTRUCTION

Article 17.

          17.1 In the event that the Premises or the Building, or any portion or portions thereof, shall be damaged by fire, explosion, windstorm or any other casualty, then Landlord shall repair such damage as rapidly as reasonably possible, allowing sufficient time for Landlord to settle with any applicable insurer, and Tenant shall be entitled to an equitable abatement of the Basic Annual Rent and all additional rent payable at such time, based upon the extent to which the damage and Landlord's making of such repairs shall interfere with the business carried on by Tenant in the Premises. Notwithstanding the foregoing, if the Premises and/or the Building shall be damaged by any casualty which Landlord is otherwise obligated to repair, and such damage shall be to the extent of more than twenty-five percent (25%) of the value of the Building at the time of such damage, or should such damage occur during the last twelve (12) months of the term of this Lease, or should such damage be caused by a casualty not covered by standard fire and extended coverage insurance or any other insurance carried by Landlord and exceeds twenty percent (20%) of the value of the Building at the time of such damage, then Landlord may in any of such events, at its election upon notice to Tenant given within thirty (30) days after such damage, terminate this Lease effective as of the date of the casualty. Notwithstanding the foregoing, there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less. Unless this Lease is terminated by Landlord pursuant to this section, Tenant may terminate this Lease unless Landlord commences the restoration and repair of such casualty damage required by this Section and, subject to force majeure, substantially completes the work of such restoration and repair and repair within eight (8) months of the date of such casualty.

          If the Premises cannot be occupied and used for banking purposes as a result of casualty damage to the Premises or the Building and if this Lease is not terminated under this Section
17.1 by reason of such casualty to the point tht the Premises can be reoccupied for banking purposes, Landlord agrees to cooperate reasonably with Tenant to permit Tenant's temporary use and occupancy of such space until Tenant reasonably can reopen the Premises for the conduct of its banking business. In such event, Tenant shall execute a lease for such space on Landlord's then standard form applicable to such space, modified to conform to this Section, and pay the lesser of (i) the then market rate for such space or (ii) a pro rata portion of the rent payabe under this Lease prior to such casualty increased by the Additional
Rent payable under Article 3 for the preceding calendar year, based on the ratio between the net rentable area in the Premises and the net rentable area in such space to be leased by Tenant. Any and all leasehold improvements required for the use and occupancy of such space shall be constructed by Tenant, at Tenant's sole cost and expense, shall be approved by Landlord, which approval shall not unreasonably be withheld, and shall be removed by Tenant promptly upon the expiration of the term of such lease and any damage resulting from such removal shall be repaired by Tenant. A default by Tenant under any such lease shall constitute a default under this Lease and any default under this Lease by Tenant shall constitute a default by Tenant under such new lease. Space previously leased and occupied by lessee shall not be deemed available for lease so long as Landlord is negotiating with the occupant of such space for a new lease and/or an extension or renewal of an existing lease. Nothing contained herein shall be construed as obligating Landlord to divide any space available for lease so as to permit Tenant's occupancy of less than all of the said space. Tenant agrees to promptly repair and/or replace its leasehold improvements, fixtures and equipment upon Landlord's completion of its repairs to the Premises and/or the Building required for Tenant's work and the use and occupancy of the Premises. If such suitable space in the Building is not available following any such casualty, if this Lease is not terminated under Section 17.1 above and if there is an unleased vacant building pad in any portion of the Project, then owned by Landlord, free of option and/or purchase agreements, Landlord agrees to rent space upon such building pad, or upon any portion of the common area in the Project, to Tenant for the erection and operation of a temporary banking facility, pursuant to plans for such work approved by Landlord (such approval shall not unreasonably be withheld) for the temporary term contemplated above. Tenant shall pay as rental for such use a proportionate share of the rental then payable hereunder, based upon the net rentable area occupied by Tenant in such temporary facility to the net rentable area of the Premises, together with a pro rata share of the expenses described in Section 35(h) allocable to the parcel upon which Tenant's temporary facilities are situated under the Declaration based upon the ratio between the building area (as defined in the Declaration) in such temporary facility to the total building area allowed to be constructed on such parcel under the Declaration. Except for term, location of the leased premises and rental, such rental agreement shall be upon the terms contemplated in Section 1.2 above; provided that if such temporary facility is located on a building pad, Tenant's tax liability shall include the land tax allocable to the land area occupied by such temporary facility.


          17.2 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or other portion of the Building. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

          17.3 Landlord shall not be required to carry insurance of any kind on Tenant's property and, except by reason of the breach by Landlord of any of its obligations hereunder

(subject to the provisions of Article 14), shall not be obligated to repair any damage thereto or to replace the same.

          17.4 A total destruction of the Building shall automatically terminate this Lease, provided, however, that Tenant may thereafter for a period of not to exceed sixty (60) days, enter the Premises for the purpose of salvaging personal property and conducting investigations.

                          EMINENT DOMAIN

Article 18.

        18.1 If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No taking of the Drive-Through Facilities shall be deemed to render the balance of the Premises unusable by Tenant. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in any taking or condemnation affecting the Premises or any portion of the Project, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of the unamortized value of improvements installed by or under Tenant, amortized on a straight-line basis over the last twenty-five (25) years of the term of this Lease, including any unexercised extension options.)

          18.2 In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to the part of the Premises so made unusable by Tenant.

                            EXHIBIT C

                  RULES AND REGULATIONS ATTACHED
                TO AND MADE A PART OF OFFICE LEASE

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities or violate Landlord's applicable rules and regulations. No tenant and no employees of any tenant shall go upon the roof of the Building without the writing consent of Landlord.

          2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building, without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

          3. No signs, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, his premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. The Building lobby directory tablet shall be inscribed, painted or affixed for each tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

          4. The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All costs incurred to correct damage resulting from any misuse of the fixtures by a tenant or such tenant's servants, employees, agents, visitors or licensees shall be promptly reimbursed Landlord by such tenant upon demand.

          5. No tenant shall mark, paint, drill into, or in any way deface any part of his premises or the Building without the prior written consent of Landlord. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

          6. No bicycles, vehicles, vending machines or animals of any kind shall be brought into or kept in or about the Building and no cooking shall be done or permitted by any tenant on his premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from his premises. Landlord acknowledges that Tenant's premises will include an employee's kitchen with stove and microwave for use by employees and caterers catering Board of Director's meetings and other bank related meetings and bank related activities and agrees that nothing contained in this Paragraph 6 shall be construed as prohibiting such use of the premises, provided that offensive cooking odors do not escape from the premises.

          7. No premises within the Building shall be used for manufacturing or for the storage of merchandise without Landlord's prior written consent, except as such storage may be incidental to the use of such premises for general office purposes. No tenant shall occupy or permit any portion of his premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop, manicure shop or employment agent, except with Landlord's prior written consent. No tenant shall engage or pay any employees on his premises except those actually working for such tenant on his premises nor advertise for laborers giving an address at his premises.
 No portion of the Building shall be used for lodging or sleeping without Landlord's prior written consent nor for any immoral or illegal purpose.

          8. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

          9. No tenant shall throw or permit to be thrown anything out of doors or down the passageways.

         10. No tenant shall at any time bring or keep or permit to be brought or kept upon his premises any inflammable, combustible or explosive fluid, chemical or substance. No tenant shall do or permit anything to be done in his premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building or any part thereof, or with any rules and ordinances established by the local health authority or other governmental authority.

          11. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his supervision and the persons employed by any tenant for such work must be acceptable to the Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building. The Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the Building floors.

          12. No tenant shall purchase or otherwise obtain for use in his premises, water, ice, towel, vending machine, janitorial, maintenance or other services of any kind except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

          13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

          14. Landlord reserves the right to exclude from the Building between the hours of 7 p.m. and 7 a.m. and at all hours of Sundays and legal holidays all persons who do not present a pass to the Building signed by the Landlord. The Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to the Landlord for all acts of such persons.

          15. Any persons employed by any tenant to do janitor work, shall, while in the Building and outside of his premises, be subject to and under the control and direction of the manager of the Building (but not as an agent or servant of said manager or of the Landlord, and tenant shall be responsible for all acts of such persons). Except with Landlord's prior written permission, no tenant shall permit janitorial services to be performed during the hours of 7:00 a.m. to 6:00 p.m. Mondays through Fridays.

          16. All doors opening into public corridors shall be kept closed, except when in use for ingress and egress.

          17. The requirements of tenants will be attended to only upon application to the building manager's office of the Building.

          18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          19. All office equipment of any electrical or mechanical nature shall be placed by tenants in their premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

          20. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

          21. There shall not be used, in any space, or the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

          22. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wire will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

          23. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system when outside temperatures are in excess of 65 by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

                          SIGN CRITERIA


                             "None "











                                                        Exhibit "D"

                           EXHIBIT "E"

   1.  Vault door.

   2.  Safety deposit boxes, including frames.

   3.  Chandeliers.

   4.  Teller counters and booth.

   5. Telephone and other communication systems, including cables for service, business and printing.

   6.  Computer and computer cable systems.

   7. Decorator items, such as wood carvings attached to ceilings or walls (other than wall coverings such as fabrics and/or paneling and molding), provided that any damage to ceilings and/or walls resulting from such removal is repaired by Tenant.




                                 EXHIBIT "E"

                        CONDITION SUBSEQUENT

Article 19.

          Tenant shall use its best efforts and diligently pursue obtaining the approval of this Lease by the Comptroller of the Currency of the United States Government. In the event Tenant does not obtain such approval within 45 days after mutual execution hereof, Landlord may terminate this Lease by giving written notice of such termination to Tenant at any time prior to the date such approval is obtained by Tenant. In the event that the Comptroller of the Currency disapproves of this Lease by giving written notice of such disapproval to Tenant and in the further event that Landlord is unwilling to make modifications to this Lease required to obtain such approval within thirty (30) days of Landlord's receipt of a copy of said notice of disapproval, Tenant may terminate this Lease by giving written notice of such disapproval to Landlord. Tenant agrees to promptly deliver a copy of any such notice of disapproval received by Tenant to Landlord. In the event of such termination, each of the parties shall be excused from all covenants and obligations to be performed or observed after the date of such termination, and all deposits, moneys, plans and drawings delivered to Landlord by Tenant shall be returned to Tenant.


                             PARKING

Article 20.

          20.1 Subject to Section 20.4 and 20.5 below, Landlord shall maintain at all times, and without fee to Tenant, Tenant's employees or invitees, and with free validation2, for use as a visitor and temporary parking area, the portion or portions of the parking area cross-hatched on Exhibit "B", which shall provide for 20 parking spaces immediately adjacent to the Premises for the exclusive use of Tenant's invitees. Said cross-hatched portion of the parking area shall not be relocated or altered in any material way without Tenant's approval, which approval shall not unreasonably be withheld, and no specific parking spaces shall be assigned to any person within such cross-hatched portion of the parking area, provided, however, that Tenant may erect parking identification and limitation signs in this area with Landlord's prior written consent, which shall not be unreasonably withheld. Landlord hereby designates Tenant as the agent of Landlord to enforce the exclusivity of said parking area, and Tenant may take all reasonable action necessary to so enforce such exclusivity, provided that Tenant indemnify Landlord from and against any liability or loss by reason of such action. Landlord shall not be responsible for the improper use of said parking area by unauthorized persons.

No monthly charges or parking charges shall be payable with respect to said twenty parking spaces during the first ten (10) years of the term of this Lease and if a system of validated parking is instituted, Tenant shall be entitled to free validated parking for said twenty spaces.

          20.2 Except as otherwise provided in paragraph 20.5 hereof, and in addition to the parking described in Paragraph
20.1 hereof, Tenant and Tenant's employees and invitees shall be entitled, at no cost, fee, or expense whatsoever to Tenant or Tenant's employees or invitees, (the monthly charges and validated parking charges described in Section 20.3 below excepted), to the nonexclusive use in common with Landlord and others designated by Landlord of such parking facilities as may from time to time be constructed and maintained for such purposes by Landlord upon or adjacent to the real property of which Building is a portion. Tenant agrees to comply with and to cause its employees and invitees to comply with such reasonable rules and regulations with respect thereto as Landlord may from time to time establish. Such rules and regulations may include, but shall not be limited to the restriction of designated areas for drive-through banking, restaurant or other drive-through facilities, periodic and/or seasonal sales activities and the designation of specific parking spaces and/or areas for parking by Tenant and/or other occupants of the Building or Project and their respective employees. Landlord shall not be liable to Tenant by reason of the failure of any other occupant of the Building and/or Project to comply with such rules and regulations, provided that Landlord takes reasonable action to enforce such rules and regulations. Notwithstanding footnote 1 in this Section 20.2 and Section 20.3 to the contrary no monthly charge or parking charge shall be payable for surface parking during the first five (5) years of the term of this Lease and if a validated parking system is instituted, Tenant shall be entitled to free validated parking for the use of such surface parking spaces.

     20.3 Landlord reserves the right, but shall not be obligated, to (i) construct underground or multi-level parking garages and/or structures, subject, however, to such monthly rates and other charges that may be established or allowed by Landlord, or by the operator of such parking areas, at any time or from time to time during the term of this lease including monthly rates as permitted by (i) above, (such monthly rates for Tenant and its employees), shall not exceed monthly rates charged other tenants in the Building, nor shall such rates exceed, in any event, the sum of $30.00 per assigned space per month during the first year such garage and/or structure is operated and the sum of $20.00 per unassigned space per month during the first such year of operation, not shall such rates exceed those charged for assigned and unassigned parking spaces in comparable parking garages in the County of Orange, State of California, (ii) to set aside and reserve parking garages and/or structures or areas for use by certain occupants of the Project, their employees and/or invitees and/or to institute systems of pay or validated parking therein, and/or to limit parking in such areas to temporary parking or temporary parking for use by certain occupants of the Project, their employees and/or invitees, (iii) to institute valet parking areas and systems on the Project, or portions thereof, (iv) subject to Section 20.2 above, to alter and/or modify the layout and design of the parking and driveway areas from time to time constructed within or proposed to be constructed within the Project; provided that Landlord shall at all times, subject only to condemnation and/or other governmental restriction, provide or cause to be provided sufficient parking spaces for the Building to satisfy the parking requirements of the City of Huntington Beach then applicable to the Building.

          20.4 Tenant agrees that parking spaces designated for use by Tenant, its employees, subtenants and the employees of its subtenants may be either on the surface or within a parking garage and Tenant agrees to park and to cause its employees, subtenants and the employees of its subtenants to park within parking spaces or areas from time to time designated by Landlord for such purpose, provided that Tenant shall have the preferential right to select the location of not more than 35 spaces for standard sedan type automobiles during the term of this Lease for the exclusive use of Tenant, its employees and invitees on the first or second floor of the parking structure. In the event that such a parking structure is constructed within the Project, provided that Tenant makes such selection within thirty (30) days of Tenant's receipt of written request from Landlord to make such selection, together with a floor plan of the structure showing entrances, exits and parking spaces. Landlord agrees not to make such a request of Tenant prior to the commencement of construction of said structure. Tenant shall further have the right to reduce the number of spaces used by Tenant or Tenant's employees upon not less than thirty (30)days written notice to Landlord and the operator of the parking structure.

          20.5 In the event that any parking surcharge or regulatory fee, however designated, should be imposed upon or levied or assessed against the Project, or any portion thereof, on or on account of the parking spaces thereon, by any governmental agency or authority pursuant to the "Clean Air Act", or any plan implemented pursuant to such Act or any enactment amendatory or in substitution thereof, or pursuant to any other governmental act or decree, Tenant acknowledges that Landlord and the other owners of the Project may elect to impose a parking charge or additional parking charge upon the users of the parking areas within the Project in order to recover any such surcharge or fee from the users of such parking spaces. In the event that Landlord and said other owners do not elect to collect any such surcharge or fee from the users of the parking areas within the Project by instituting such a parking charge, that portion of any such surcharge or fee payable by Landlord, as the owner of Parcel 1, as per the above described Parcel Map, pursuant to law or under any agreement for allocation with other owners of the Project, shall be included within Total Operating Expenses as defined in Section 3.5.

                      DEFAULTS AND REMEDIES

Article 21.

          21.1 The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                (i) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for five (5) days after written notice thereof by Landlord to Tenant.

               (ii) The abandonment or vacation of the Premises by Tenant.

               (iii)  Any failure by Tenant to observe and
perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant. If the nature of such default is such that the same cannot reasonably be cured within such thirty-day period, financial inability excepted, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

          21.2 In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss the Tenant proves could be reasonably avoided; plus

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligation under this Lease or which in the ordinary course of things would be likely to result there from, and

               (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          The term "rent" as used herein shall be deemed to be and to mean the Basic Annual Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.


          As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate charged by Bank of America NT&SA on commercial loans to its most creditworthy customers (prime rate) as of the date thirty (30) days preceding the date of the award. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, but not greater than ten percent (10%).

          21.3 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          21.4 In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law then if Landlord does not elect to terminate this Lease as provided in this Article 21, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          21.5 In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting, during any month which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          21.6 No re-entry or taking possession of the Premises by Landlord pursuant to this Article 21 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

          21.7 In the event of the material and undisputed default of Tenant hereunder, Landlord shall have the right at Landlord's option, to suspend or discontinue the services specified in Article 5, above, or any part thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of Tenant.


            SURRENDER OF PREMISES; REMOVAL OF PROPERTY

Article 22.

          22.1 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and state of repair as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and all similar articles of any other persons claiming under Tenant, and Tenant shall repair all damages to the Premises resulting from such removal.

          22.2  Whenever Landlord shall re-enter the Premises as
Article 21 hereof, or as otherwise provided in any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: First, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred;
second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

          22.3 All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant or both, shall, be and remain part of the Premises and shall not be removed by Tenant at the end of the term the fixtures itemized on the attached Exhibit "E", excepted such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: All floor coverings, drapes, panelings, molding, doors, vaults, plumbing systems, HVAC ducts, fans and other equipment, lighting systems, silencing equipment communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations, except those, if any, itemized on the attached Exhibit "E".


                          COSTS OF SUIT

Article 23.

          23.1 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees in such suit and such attorney's fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

          23.2. Should Landlord, or Tenant, without fault on its part, be made party to any litigation instituted by the other or by any third party against the other, or by or against any person holding under or using the Premises or the Building by license of the other, or for the foreclosure of any lien for labor or material furnished to or for Tenant or Landlord or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or Landlord or of any such other person, each party covenants to save and hold the other harmless from any judgment rendered against them or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by either party in or in connection with such litigation.


                              WAIVER

Article 24.

          The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.


                           HOLDING OVER

Article 25.

          If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or any extension for any further term, and in such case Basic Annual Rent shall be payable in the monthly amount payable immediately preceding the expiration of the lease term and at the time specified in Articles 2 and 3 hereof, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein, including the payment of additional rent under Article 3. Nothing contained in this Article 25 shall be construed as consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in
Article 22
above forthwith upon the expiration of the term of this Lease or other termination of this Lease.


                          SUBORDINATION

Article 26.

          Tenant agrees that this Lease shall be subject and subordinate to any first mortgage, or first trust deed heretofore or hereafter placed by Landlord or its successors in interest upon its interest in said Premises to secure the payment of monies loaned, interest thereon, and other obligation, in whole or in part, at the option of the holder of such first mortgage or first deed of trust, provided that such first trust deed lender first delivers to Tenant a nondisturbance agreement in a form satisfactory to Tenant, Tenant agrees to execute and deliver, upon demand of Landlord, any and all instruments desired by Landlord subordinating in the manner requested by Landlord this lease to such mortgage, trust deed or like encumbrance. The subordination of this Lease to any such mortgage, deed of trust or other encumbrance shall, however, be subject to the condition that in the event of the sale of the real property of which the Premises are a part upon foreclosure or upon the exercise of a power of sale, Tenant will attorn to the purchaser and recognize the purchaser as the Landlord under this Lease.

 .
                      RULES AND REGULATIONS

Article 27.

          The Rules and Regulations attached hereto as Exhibit "C" by this reference are hereby incorporated herein and made a part hereof. Tenant agrees to abide by and comply with said Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter te adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant, provided that Landlord takes reasonable actions to enforce the terms of such rules and regulations, including any reguired legal action, required to either (i) prevent interference with Tenant's use of the Premises arising from such violation, or (ii) insure that the Building is operated and used in a manner consistent with other first-class office buildings in the Southern California area. This Section shall not require Landlord to institute legal action to enforce Paragraph 24 of Exhibit "C".


                         DEFINED TERMS

Article 28.

          The words "Landlord" and "Tenant", as used herein shall
include the plural as well as the singular.   Words used in
neuter gender include the masculine and feminine and words used in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.


                        HEIRS AND ASSIGNS

Article 29.

          Subject to the provisions of Article 15 hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, personal representatives, successors and assigns of any and all of the parties hereto.


                         TIME OF ESSENCE

Article 30.

          Time is of the essence of this Lease.


                           SEPARABILITY

Article 31.

          If any term or provision of this Lease shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                         ENTIRE AGREEMENT

Article 32.

          This instrument along with any exhibits and attachments or other documents affixed hereto or referred to herein (including without limitation the Work Letter) constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises herein described, and this agreement and said exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both-Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements, understandings, and/or practices relative to the leasing of the Premises are merged in or revoked by this agreement.


                           WORK LETTER

Article 33.

          The Premises shall be finished in accordance with the Work Letter.


                   RIGHT OF LANDLORD TO PERFORM

Article 34.

          All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including without limitation providing or evidencing the provision of any insurance and/or the payment or any lien, and such failure shall continue beyond any applicable grace period set forth in Article 21, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment, obtain any such insurance, pay any such lien or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum rate permitted by law per annum but not to exceed the prime rate charged from time to time by Bank of America NT & SA plus 5% from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.


                 INTEREST ON TENANT'S OBLIGATIONS

Article 35.

          Any amount due from Tenant to Landlord (other than interest) which is not paid when due shall bear interest at the "prime rate" of Bank of America NT & SA or the maximum rate permitted by law per annum, whichever is less, until paid (to the extent enforceable by law), but the payment of such interest shall not excuse or cure the default.


                             NOTICES

Article 36.

          All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 12 of the Basic Lease Provisions and if so mailed shall be deemed to have been served or given twenty-four (24) hours after deposit in the U.S. Mails. Either party may change the address for notices set forth in Item 12 by giving written notice of such change of address to the other.


                         QUIET ENJOYMENT

Article 37.

          Landlord covenants and agrees that Tenant, upon paying the basic annual rent, additional rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall have the right to lawfully and quietly have, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the matters herein set forth.


                      ESTOPPEL CERTIFICATES

Article 38.

          38.1 Tenant agrees at any time and from time to time upon not less than ten (10) days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee of the Building or any mortgages thereof or any assignee of any mortgage upon the fee of the Building.

          38.2 Landlord agrees at any time and from time to time upon not less than twenty (20) days prior notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee of the Tenant's interest in this Lease.


                   ACCESS, CHANGES IN BUILDING
                         FACILITIES, NAME

Article 39.

          39.1 The surfaces of all walls and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), but excluding inside surfaces of walls and doors bounding the Premises and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises with prior written notice to Tenant during normal business hours or otherwise accompanied by an officer of Tenant as to time of desired access for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Notwithstanding the foregoing, Tenant may install building signs on the exterior of the Building as permitted by
Article 43 below.

          39.2 Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises.

          39.3 Subject to the terms and conditions of Article 3 of the Work Letter, Landlord reserves the right, at any time before or after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable, so long as such changes do not affect the size of the Premises in an adverse manner and so long as Tenant operates a bank from the Premises, Landlord agrees to describe the Building by Tenant's bank name on Building directories.


                        NONDISCRIMINATION

Article 40.

          Tenant herein covenants by and for himself, his heirs, executors, administrators, personal representatives, successors and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, national origin, or ancestry, in the leasing, sub-leasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Tenant himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the Premises.


                             BROKERS

Article 41.

          The parties recognize as the broker who procured this Lease the firm specified in Item ll of the Basic Lease Provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.


                      PROJECT - NO WARRANTY

Article 42.

          Nothing contained herein, including without limitation the first phase site plan attached hereto as Exhibit "B" and/or in the Declaration shall be construed as obligating Landlord to construct any improvements within the Project, except for the Building and the adjacent parking and common areas required by applicable governmental authorities, nor as a representation or warranty by Landlord that any portion of the Building or of other buildings which may be constructed within the Project will be devoted to any particular use or occupied by any particular tenant or type of tenant. Landlord reserves the right from time to time to add or to delete property from the Project and to amend or terminate, in whole or in part, the covenants, restrictions and easements established by the Declaration without Tenant's approval or consent, provided that following any such addition or deletion continues to be reasonable ingress and egress to and from the Building and adjacent public streets and sufficient parking spaces to satisfy the then applicable parking code requirements of the City of Huntington Beach and provided further that no such amendment or termination of the said Declaration that is consistent with Tenant's rights hereunder shall be binding upon Tenant.


                              SIGNS

Article 43.

          43.1  Subject to approval of all appropriate
governmental authorities, and complying with all applicable laws, Tenant shall have the exclusive right to install and affix, at Tenant's sole cost and expense, exterior building signs on the northeasterly and southwesterly sides of the Building, as permitted by the regulating municipal authority, p rovided such signs consist of the name of a bank then operating from the Premises. Tenant may also install canopy signs on any canopy constructed as a part of the Drive-Through Facilities, as permitted by the regulating municipal authority. So long as Tenant does not use the Premises for a purpose other than as a bank, Landlord shall not allow any signs on the sides of the roof to the building, other than the two (2) signs permitted Tenant by this Section. If Tenant vacates or uses the Premises for a purpose other than as a bank (a temporary vacation due to casualty damage, remodeling, etc., excepted) Tenant shall remove its signs from the roof of the building and its rights to use the roof of the building for signs under this Section shall terminate. Landlord reserves the right for other occupants of the Building to install signs on the exterior sides of the Building, except those portions of the exterior sides of the Building enclosing the Premises on or below the first floor and/or first floor canopy. Except for signs consistent with the sign criteria set forth on the attached Exhibit "D", if any, the size, location and design of any exterior roof signs to be installed by Tenant shall be subject to the prior approval of Landlord, which approval shall not unreasonably be withheld. Tenant shall maintain and repair in a good and sightly condition and pay any and all utility costs for its exterior signs. Nothing contained herein shall be construed as a representation by Landlord that governmental permits and approvals for either of said signs may be obtained.

                           OFFICE LEASE

                             BETWEEN

                            LIU CORP.,

                     A CALIFORNIA CORPORATION

                               AND

                     LIBERTY NATIONAL BANK,

                  A NATIONAL BANKING ASSOCIATION

                        TABLE OF CONTENTS



Paragraph                                                           Page
- ---------                                                           ----

1.   Basic Lease Provisions. . . . . . . . . . . . . . . . . . . . . .1
2.   Premises, Parking and Common Areas. . . . . . . . . . . . . . . .2
3.   Term      . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
4.   Rent      . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
5.   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . .4
6.   Use       . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
7.   Maintenance, Repairs, Alterations and Common Area Service . . .  5
8.   Insurance; Indemnity. . . . . . . . . . . . . . . . . . . . . .  7
9.   Damage or Destruction . . . . . . . . . . . . . . . . . . . . . .8
10.  Real Property Taxes . . . . . . . . . . . . . . . . . . . . . . .9
11.  Utilities and Services. . . . . . . . . . . . . . . . . . . . . .9
12.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . 10
13.  Default; Remedies . . . . . . . . . . . . . . . . . . . . . . . 11
14.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . 12
15.  Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . 12
16.  Landlord's Liability. . . . . . . . . . . . . . . . . . . . . . 13
17.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 13
18.  Interest on Past-due Obligations. . . . . . . . . . . . . . . . 13
19.  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . 13
20.  Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . 13
21.  Incorporation of Prior Agreements; Amendments . . . . . . . . . 13
22.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
23.  Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
24.  Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
25.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . 14
26.  Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . 14
27.  Covenants and Conditions. . . . . . . . . . . . . . . . . . . . 14
28.  Binding Effect; Choice of Law . . . . . . . . . . . . . . . . . 14
29.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . 14
30.  Attorneys Fees. . . . . . . . . . . . . . . . . . . . . . . . . 14
31.  Landlord's Access . . . . . . . . . . . . . . . . . . . . . . . 14
32.  Auctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
33.  Signs     . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
34.  Merger    . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
35.  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
36.  Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
37.  Quiet Possession. . . . . . . . . . . . . . . . . . . . . . . . 15
38.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . 15
39.  Security Measures-Landlord's Reservations . . . . . . . . . . . 15
40.  Easements . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
41.  Performance Under Protest . . . . . . . . . . . . . . . . . . . 16
42.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
43.  Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
44.  No Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
45.  Lender Modification . . . . . . . . . . . . . . . . . . . . . . 16
46.  Multiple Parties. . . . . . . . . . . . . . . . . . . . . . . . 16
47.  Defined Terms and Marginal Headings . . . . . . . . . . . . . . 16
48.  Broker    . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
49.  Substituted Premises. . . . . . . . . . . . . . . . . . . . . . 16
50.  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . 16
51.  Addendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Exhibit "A-1"                                               Floor Plans
Exhibit "A-2"                                     Plot Plan of Building
Exhibit "B"                                       Rules and Regulations
Exhibit "C"              Conference Center Reservation/Rental Agreement
Exhibit "D"                                            Exterior Signage
Exhibit "E"                                                 Work Letter

                           OFFICE LEASE

   This OFFICE LEASE (the "Lease") is made this 15th day of December, 1995, by and between LIU CORP., a California corporation with its office and place of business located at 17011 Beach Blvd, Suite 826, Huntington Beach, California 92647 ("Landlord"), and Liberty National Bank, a National Banking Association, (hereinafter called "Tenant"). With offices and place of business located at 17011 Beach Blvd., Huntington Beach, CA 92647.

                        LEASE OF PREMISES

   Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (hereinafter called the "Premises") described in Section 1.1 below, and shown attached hereto as Exhibit "A-1". Said Premises are located in the that certain multi-story Office Tower "Office Tower" situated in the "Building Project" located on land situated in the City of Huntington Beach, County of Orange, State of California, all as set forth in paragraph 1.2 of the Basic Lease Provisions. The following Basic Lease Provisions are an integral part of this Lease. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control.

1. Basic Lease Provisions

   1.1  Leased Premises:   Suites 100 & 120, of the Office Tower, consisting
of approximately 4,216 useable square feet and 4,722 rentable square feet. The parties agree that 4,216 shall be the figure used for any calculations based on useable square feet, and 4,722 shall be the figure used for any calculations based on rentable square feet.

   1.2  Office Tower and Building Project:    The Building Project is
commonly described as being located at the Southwest corner of Beach Blvd. and Warner Avenue, with the Office Tower address being 17011 Beach Boulevard, in the City of Huntington Beach, County of Orange, State of California.

   1.3  Use of Premises:   Retail Banking and General Offices, subject to
paragraph 6.

   1.4  Lease Term:   Approximately five (5) years and two (2) months,
commencing upon Tender of Possession, ("Commencement Date") and ending on the last day of the second month following the fifth anniversary of the Commencement Date, ("Expiration Date").

        The parties shall designate the exact Commencement Date in a letter or amendment to be attached to this Lease at the time such actual
Commencement Date is ascertained.

        Since the Base Rent schedule under this Lease is set forth by month number, in the event the Commencement Date is other than the first day of a month, then that first partial month of this lease shall be at the same rate as scheduled for month 1, with the first full month of this lease being considered month 1 for purposes of the rent schedule.

   1.5 Base Rent: $1.40 per rentable square foot, $6,610.80 per month, payable in advance on the first day of each month, per paragraph 4.1.

   1.6  Base Rent Increases:  Fixed for the initial lease term.

   1.7 Total Paid Upon Lease Execution: $13,882.68, which represents the first month's Base Rent and the Security Deposit.

   1.8  Security Deposit:  $7,271.88

   1.9 Tenant's Share of Operating Expenses: ("Additional Rents") as defined in paragraph 4.2. Expense stop: 1996 Base Year.

        a) Office Tower:
             (1) Premises Area:     4,722 rentable sq.  ft.
             (2) Total Building Area: 205,833 Sq.Ft.
             (3) Tenant's Pro-Rate Share:   2.29%

        b) Building Project Common Areas:
             (1) Premises Area:     4,722 rentable sq.  ft.
             (2) Total Project Rentable Square Footage: 307,811 Sq.Ft.
             (3) Tenant's Pro-Rata Share:    1.53%

   1.10 Address for Notices:


LANDLORD:                              TENANT:

LIU CORP.                              LIBERTY NATIONAL BANK
c/o Birtcher Properties                Attention: Philip S. Inglee,
17011 Beach Blvd., Suite 826           President & CEO
Huntington Beach, CA 92647             7777 Center Avenue
                                       Huntington Beach, CA 92647

   1.11 Brokers: CB Commercial and Travers Realty Corporation

2. Premises, Parking and Common Areas.

   2.1  Premises:     The Premises as set forth in paragraph 1.1 located
within the Office Tower identified in paragraph 1.2 of the Basic Lease Provisions. The Premises, the Office Tower, the Common Areas (as hereinafter defined), the land upon which the same are located, along with all other buildings, parking structures, and improvements thereon, are hereinafter collectively referred to as the "Building Project".

   2.2 Vehicle Parking: (a) So long as Tenant is not in default, and subject to the rules and regulations attached hereto as Exhibit "B", and as may be modified by Landlord from time to time, Tenant shall be entitled to use parking spaces within the parking structure in the Building Project. Tenant and Tenant's employees will be required to park their vehicles in the parking structure. If however, Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules and regulations then in effect, then Landlord shall have the right to terminate Tenant's use of the parking structure or other parking area. Upon receipt of such notice, Tenant shall be prohibited from using the parking structure or other parking area and said vehicle involved will be subject to removal at the vehicle owner's sole cost and expense.

        (b) If Landlord elects or is required to limit or control parking by customers or invitees of the Building Project or any other method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto. In the event Landlord undertakes a voluntary reduction in the number of parking spaces without consent of Tenant, and such reduction creates an unreasonable negative impact on Tenant's business, the parties agree to meet in good faith to attempt to resolve the issue after written demand to Landlord from Tenant. If such issue is not resolved by the parties within fifteen days from Tenant's notice date, then provided Tenant gives Landlord further written notice within said fifteen days, Tenant, as its sole remedy, shall be permitted to terminate this Lease, effective in thirty days from termination notice date.

   2.3 Common Areas - Definition: The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Project that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, and of other tenants of the Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

   2.4 Common Areas - Rules and Regulations: Tenant agrees to abide by and to conform to the rules and regulations attached hereto with respect to the Building Project, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, to amend and to enforce said rules and regulations as to Tenant, their agents, employees and invitees of the Building Project.

   2.5 Common Areas - Changes: Landlord shall have the right, in Landlord's sole discretion, from time to time:

        a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

        b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

        c) To designate other land and improvements outside the boundaries of the Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building Project;

        d)   To add additional buildings and improvements to the Common Areas;

        e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Project, or any portion(s) thereof;

        f) To do and perform such other acts and make such other changes in, to or with respect to the Building Project as Landlord may, in the exercise of its reasonable business judgment, deem appropriate.

3. Term.

   3.1 Term: The term and Commencement Date of this Lease shall be as specified in paragraph 1.4 of the Basic Lease Provisions.

   3.2 Delay in Possession: (a) Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant, and subject to paragraph 3.2.2, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder nor extend the term hereof; but in such case, Tenant shall not be obligated to pay rent or perform any other obligation(s) of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as hereinafter defined.

        (b) In the event, through no acts or omissions of Tenant, its agents, employees and/or contractors, Landlord is unable to make a Tender of Possession of the Premises to Tenant by July 1, 1996, then Tenant, as Tenant's sole remedy, shall be permitted to terminate this lease, receive a refund of any prepaid rent and any security deposit paid to Landlord.

   3.2.1 Possession Tendered - Defined: Possession of the Premises shall be deemed tendered to Tenant ("Tender of Possession") upon the occurrence of the following events: (i) the Office Tower utilities are ready for use in the Premises, and (ii) upon substantial completion of Tenant Improvements to be constructed by Landlord per Exhibit "E", attached hereto, and (iii) Tenant has been provided access to the Premises.

   3.2.2 Delays Caused by Lessee: Tenant shall be liable for all of the terms and conditions of this Lease immediately upon Landlord's Tender of Possession. There shall be no abatement of rent, for any delays in possession of the Premises by Tenant following Tender of Possession caused by any acts or omissions of Tenant, its agents, employees and or contractors.

   3.3 Early Possession: If Tenant occupies the Premises prior to the Commencement Date, with Landlord's consent, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the Expiration Date and Tenant shall pay rent in accordance with the Lease for such occupancy.

4. Rent.

   4.1 Base Rent: Subject to adjustment as hereinafter provided in paragraph 4.2 and except as may be otherwise expressly provided in this Lease, Tenant shall pay to Landlord the Base Rent for the Premises set forth in paragraph 1.5 of the Basic Lease Provisions, without offset or deduction. Tenant shall pay Landlord upon execution hereof the Base Rent described in paragraph 1.7 and Additional Rents payable under paragraph 1.9 of the Basic Lease Provisions. If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent and Additional Rents as defined in
4.2 shall be paid as if for a full month and Base Rent and Additional Rent for the second month shall be prorated on a daily basis, which proration shall be calculated in accordance with Landlord's general accounting practices. All Rents due under this Lease shall be paid in lawful money of the United States of America at Landlord's address as stated herein. If any check of Tenant should for any reason fail to clear the bank and the proceeds are not credited to Landlord's account, Tenant shall be assessed a fee of fifty dollars ($50.00) for such check, and shall thereafter tender such Rents by Cashier's Check which shall also include any other applicable charges including, but not limited to, a late charge and an interest charge as provided herein. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

   4.2 Operating Expenses: If Operating Expenses (as defined below) for any calendar year commencing with 1997 exceed the Operating Expenses for the Base Year, Tenant shall pay to Landlord "Additional Rent", Tenant's Share of such increase in Operating Expenses. Tenant shall pay monthly to Landlord as "Additional Rents" during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

        a) "Tenant's Share" is defined, for purposes of this Lease, as the percentages set forth in paragraph 1.9 of the Basic Lease Provisions, which percentages have been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Tower and the Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the rentable space in the Office Tower and/or the Building Project.

        b) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Landlord in the exercise of its reasonable discretion, for:

             (i) The administration, management, operations, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Tower and the Building Project, including but not limited to, the following:

                 (aa) The Common Areas, including surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates, pool and/or fountain.

                 (bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication systems and other equipment used in common by, or for the benefit of tenants or occupants of the Office Tower and the Building Project, including elevators and escalators, tenant directories, doors, locks and related hardware, fire detection systems, including sprinkler system maintenance and repair.

             (ii) Trash disposal, janitorial and security services, pest control;

             (iii) Any other service to be provided by Landlord that is elsewhere in this Lease stated to be an "Operating Expense";

             (iv) The cost of the premiums for the liability and property insurance policies to be maintained by Landlord under paragraph 8 hereof;

             (v) The amount of the real property taxes to be paid by Landlord under paragraph 10.1 hereof;

             (vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Building Project;

             (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Building Project and accounting and a management fee attributable to the operation of the Building Project;

             (viii) Replacing and/or adding improvements that might be mandated by any governmental agency.

        (c) Any management fee charged (in Tenant's Share) to the Tenant as provided in 4.2(b)(i) and 4.2(b)(vii) as part of the Operating Expenses shall be fifteen percent (15%) of all Operating Expenses (exclusive of said management fee), or the actual management fee incurred by Landlord (provided such is consistent with customary fees being charged by management companies in the area for similar Office Building Projects), whichever is greater. The "management fee" is separate from labor costs for on-site management and maintenance personnel. Landlord shall be entitled to a 15% management and administration fee which reasonably represents the estimated costs and expenses incurred by Landlord in performing these services.

        (d) Operating Expenses shall not include any expenses paid by any Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

        (e) Tenant's Share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during each calendar year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's share of Operating Expenses as aforesaid, Landlord shall deliver to Tenant within ninety (90) days after the expiration of each calendar year a reasonably detailed statement showing Tenant's share of the actual Operating Expenses incurred during the preceding year. Failure to issue said statement within the ninety (90) days does not release Tenant of liability. If Tenant's payments under this paragraph 4.2(e) during said preceding calendar year exceeded Tenant's Share as indicated on said statement, Tenant shall be entitled to a credit in the amount of the overpayment against Tenant's Share of Operating Expenses next falling due.
If Tenant's payments under this paragraph during said preceding calendar year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement. Failure of Landlord to issue said statement during the prescribed time shall not relieve Tenant of liability for any amounts due.

        (f) With respect to any calendar year or partial calendar year during the term of this Lease in which the Office Tower is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the annual Operating Expenses for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Office Tower been occupied to the extent of ninety-five percent (95%) of the rentable area thereof at the same rate of Operating Expenses per square foot of rentable area as that actually incurred during such calendar year or partial calendar year.

    4.3 Annual Rent Increases: If applicable to this Lease pursuant to paragraph 1.6 of the Basic Lease Provisions, during the term of this Lease, or any extension hereof, the Base Rent payable herein shall not be increased.

5. Security Deposit: Tenant shall deposit with Landlord upon execution hereof the security deposit set forth in paragraph 1.8 of the Basic Lease Provisions as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Tenant may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.
 If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefore deposit certified funds with Landlord in an amount sufficient to restore said deposit to the full amount of the then Security Deposit of Tenant plus an administrative fee of $100.00. If the monthly Base Rent and/or Additional Rents hereunder shall, from time to time, increase during the term of this Lease, Tenant shall, at the time of such increase, deposit with Landlord additional money as a security deposit so that the total amount of the security deposit held by Landlord shall at all times bear the same proportion to the then current Base Rent and Additional Rents as the initial security deposit bears to the initial Base Rent and Additional Rents set forth in paragraphs 1.5, 1.8 and
1.9 of the Basic Lease Provisions. Landlord shall not be required to keep said security deposit separate from its general accounts.
If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, but only after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. In no event shall Tenant request nor attempt to apply, any portion of said security deposit, for any period of this Lease, towards any unpaid or future rents due hereunder.

6. Use.

   6.1 Use: The Premises shall be used and occupied only for the purpose set forth in paragraph 1.3 of the Basic Lease Provision and Tenant shall not otherwise use or permit any unauthorized uses without the prior written consent of Landlord. Landlord does not warrant that the Building Project is appropriately zoned for Tenant's proposed or intended uses of this leased space. Tenant assumes all responsibility and risk therefore. Notwithstanding the above, Landlord warrants that, as of the date of execution of this Lease, the property's municipal zoning permits a retail bank branch and general office use.

   6.2 Compliance with Law: Tenant shall, at Tenant's sole cost and expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to unreasonably disturb other occupants of the Building Project.

   6.3 Condition of Premises: (a) Landlord shall deliver the Premises to Tenant in a clean condition on the Commencement Date unless Tenant is already in possession. Tenant acknowledges that Landlord nor any of its agents has not made any representations or warranty with respect to the Premises or the Building Project. Possession of the Premises by Tenant shall conclusively establish that the Premises and the Building Project were at such time of Tenant's initial possession, in good and sanitary order, condition and repair.

        (b) Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Building Project in their condition existing as of the Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants, or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents have made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Tenant's business. Subject to Section 2.2(b), Landlord expressly reserves the right to change the configuration and location of the parking facilities and Common Areas within the boundaries of the Building Project and such changes shall not effect Tenant's obligations under this Lease.

7. Maintenance, Repairs, Alterations and Common Area
   Service.

   7.1 Landlord's Obligations: Landlord shall, and subject to Section 4.2, keep in good condition and repair the foundations, bearing walls (excluding surface maintenance such as painting) and structural portions of the roof (excluding the roof membrane) of the Premises unless the cause for such maintenance and repairs are caused in part or in whole by any act, neglect, fault or omission by Tenant, its agents, servants, employees, invitees, or caused by breaking and entering, in which case Tenant shall pay Landlord the actual cost of such maintenance and repairs concurrently with the next payment of Base Rent plus a 20% administration charge of such actual costs. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Building Project or any part thereof. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereinafter in effect, or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

    7.2 Tenant's Obligations: a) Notwithstanding Landlord's obligation to deliver the Premises in good condition and repair, Tenant shall be responsible for payment of the cost to Landlord as Additional Rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, cleaning, repairing and or replacing wall coverings, carpets and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any particular such maintenance or repairs the cost of which is otherwise Tenant's responsibility hereunder.

        b) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clear and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the premises and in good and operating condition.

   7.3  Alterations and Additions:

        a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises or the Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall include carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Landlord may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Building Project to their prior condition, at Tenant's expense. Should Landlord permit Tenant to make its own alterations, improvements, additions or Utility Installations, Tenant shall use only such contractor as has been expressly approved by Landlord in writing, and Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and/or materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions, or Utility Installations without the prior written approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may at any time during the term of this Lease, require Tenant to remove any part or all of the same.

        b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Building Project that Tenant shall desire to make shall be presented to Landlord in written form, with proposed detailed plans. Tenant agrees to reimburse Landlord upon written demand to Tenant for all costs and expenses (including, without limitation, any architects' and/or engineers' fees) incurred by Landlord in approving or disapproving Tenant's plans for such alteration, improvement, addition or Utility Installation. If Landlord shall give its consent to Tenant's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

        c) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Building Project, or any interest therein.

        d) Tenant shall give Landlord no less than ten (10) days' notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or about the Premises or the Office Tower as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole cost and expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, the Office Tower or the Building Project, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises, the Building and the Building Project free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is to Landlord's best interest so to do.

        e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to paragraph 7.2(b), in which case Tenant shall bear all cost and expense for such removal and repair of the Premises. Provided Tenant is not in default, notwithstanding the provisions of this paragraph 7.3(e), Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Office Tower, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 7.2(b). Tenant shall make any repairs necessary as a result of such removal.

        f) Tenant shall at its sole expense, provide Landlord with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

   7.4 Utility Additions: Landlord reserves the right to install new or additional utility facilities throughout the Building Project for the benefit of Landlord or Tenant, or any other tenant of the Building Project, including, but not limited to such utilities as plumbing, electrical systems, security systems, communication systems, fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.

8. Insurance; Indemnity.

        8.1  Liability Insurance - Tenant:   Tenant shall, at Tenant's
expense, obtain and keep in force during the term, or any extension of this Lease, a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Landlord. Said policy of insurance shall insure Tenant with Landlord as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with this requirement of insurance shall not, however, limit the liability of Tenant hereunder.

   8.2  Liability Insurance - Landlord:   Landlord shall obtain and keep in
force during the term or any extension of this Lease, a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Landlord deems advisable from time to time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use, occupancy or maintenance of the Building Project in an amount not less than $5,000,000.00 per occurrence.

   8.3  Property Insurance - Tenant:   Tenant shall, at Tenant's expense,
obtain and keep in force during the term of this Lease for the benefit of Tenant, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount equal to not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and tenant improvements.

   8.4  Property Insurance - Landlord:   Landlord shall obtain and keep in
force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building Project improvements, but not Tenant's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Building Project. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all Operating Expenses for said period. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Landlord or the aforesaid lender may determine. In the event that the Premises shall suffer damage as defined in paragraph 9.1 hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

   8.5  Insurance Policies:   Tenant shall deliver to landlord copies of
liability insurance policies required under paragraphs 8.1 and 8.3 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.

   8.6  Waiver of Subrogation:   Tenant and Landlord each hereby release and
relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carrier by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

   8.7 Indemnity: Subject to the provisions of paragraph 8.9, Tenant shall indemnify and hold harmless Landlord and its agents, employees, licensees and contractors, Landlord's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant's use of the Building Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, employees or invitees and from and against all costs, attorney's fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein, and in case an action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified.

   8.8 Exemption of Landlord from Liability: Subject to the provisions of paragraph 8.9, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Building Project. Landlord shall not be liable for injury to the person of Tenant, Tenant's employees, agents, invitees, customers or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipe, sprinklers, wires, telecommunication wiring and equipment, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building Project, or from other sources or places, or from new construction of the repair, alteration or improvement of any part of the Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Building Project. Notwithstanding the foregoing, Landlord will not be exempt from liability for its own gross negligence or wilful misconduct.

   8.9  No Representation of Adequate Coverage:   Landlord makes no
representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Tenant's property or obligations under this Lease.

9. Damage or Destruction

   9.1  Definitions:

        a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

        b) "Office Tower Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to is less than fifty percent (50%) of the then Replacement Cost of the Building.

        c) "Office Tower Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

        d) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8.
 The fact than an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

        e) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants.

   9.2  Premises Damage; Office Tower Partial Damage.

        a)   Insured Loss:   Subject to the provisions of paragraphs 9.4 and
9.5, if at any time during the term or any extension of this Lease, there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Office Tower Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment, personal property or Tenant improvements, which Tenant shall restore at Tenant's expense), to its condition existing immediately prior to damage, and this Lease shall continue in full force and effect without set off or abatement of any rents.

        b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term or any extension of this Lease, there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Office Tower Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

   9.3  Office Tower Total Destruction:   Subject to the provisions of
paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of Office Tower Total Destruction then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing immediately prior to the damage, (but not Tenant's fixtures, equipment or tenant improvements, which Tenant shall restore at Tenant's expense), and this Lease shall continue in full force and effect, or
(ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

   9.4 Damage Near End of Term: If at any time during the last twelve (12) months of the term of this Lease there is damage which prevents Tenant from making substantial use of the Premises, either party may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party within 30 days after the date of occurrence of such damage.

   9.5 Abatement of Rent; Tenant's Remedies. In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of this Paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall be equal to that proportion which the floor area rendered unusable bears to the gross floor area of the Premises. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

        (b) If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after such occurrence, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

        (c) Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

   9.6  Termination-Advance Payments.   Upon termination of this Lease
pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

   9.7 Waiver: Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such an event shall be governed by the terms of this Lease.

10.     Real Property Taxes:

   10.1 Payment of Taxes: Landlord shall pay the real property tax, as defined in paragraph 10.3, applicable to the Building Project subject to reimbursement by Tenant of Tenant's share of such taxes in accordance with the provisions of paragraph 4.2 herein.

   10.2 Additional Improvements: Tenant shall pay to Landlord at the time that Operating Expenses are payable under paragraph 4.2 the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant's request.

   10.3 Definition of "Real Property Tax:"   As used herein, the term "real
property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Building Project or in any portion thereof, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (b) the nature of which was hereinbefore included within the definition of "real property tax," or (c) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (d) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (e) which is imposed by reason of this transaction, any modification or changes hereto, or any transfers hereof.

   10.4 Joint Assessment: If the improvements or property, the taxes for which are to be paid separately by Tenant under paragraph 10.2 or 10.5 are not separately assessed, Tenant's portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

   10.5 Personal Property Taxes:

        a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

        b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant's personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.     Utilities and Services.

   11.1 Services Provided by Landlord:   Provided that Tenant is not in
default hereunder, Landlord agrees
to furnish or cause to be furnished to the Premises the utilities and services described, subject to the conditions and in accordance with the standards set forth below:

        (a) Landlord shall provide automatic elevator facilities Monday through Friday, excepting therefrom all holidays recognized by Landlord, hereinafter collectively referred to as "generally accepted business days," from 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 12:00 noon, and have at least one elevator available for use at all other times.

        (b) On generally accepted business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 noon (and at all other times for a reasonable additional charge to be fixed by Landlord), Landlord shall ventilate the Premises and furnish air conditioning when required for the reasonable and comfortable occupancy of the Premises during such days and hours, subject to any requirements or standards relating to, among other things, energy conservation, imposed or established by governmental or cooperative organizations. Landlord shall make available at Tenant's expense after-hours power, including light and air conditioning to each floor of the Building which shall be controlled by digital control or other central control system selected by Landlord. Any charges for after-hours power and air conditioning and the cost thereof shall be determined by Landlord and confirmed in writing to Tenant.

        (c) Landlord shall furnish to the Premises at all times, subject to interruptions beyond Landlord's control, electric current as required by the Building standard office lighting (approximately 40 to 55 candles per square foot) and receptacles (approximately one (1) watt per square foot). At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install nor use nor permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

        (d) Landlord shall provide janitorial services to the Premises comparable to those provided to other first class Office Towers in the vicinity provided the same are used exclusively as offices and are kept reasonably in order by Tenant. Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of premises as offices.

        (e) Landlord shall replace, as necessary, the fluorescent tubes in the Office Tower standard lighting fixtures installed by Landlord. If Tenant fails to make any replacement of Tenant's light bulbs within five (5) days after written notice from Landlord, Landlord may make such replacement within five (5) days after written notice from Landlord and charge the cost of labor and materials involved therein to Tenant, as Additional Rent.

        (f) Area thermostats are provided for the comfort of tenants. However, the misuse and damage to any such thermostat by Tenant will result in the Tenant incurring the entire cost of replacement and reinstallation, plus a 20% servicing fee based on the actual cost of such repair.

12.     Assignment and Subletting.

   12.1 Terms and Conditions Applicable to Assignment and Subletting: Tenant may not (a) sell, assign, sublease, transfer, or hypothecate the whole or any part of its interest under this Lease, (b) sublet the whole or any part of the Premises, or (c) allow the occupancy of the whole or any part of the Premises by another without in each case obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of rent and for compliance with all obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "Event of Default" (as defined in Article 13, below) if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such sublessee all rents becoming due to Tenant under such sublease and apply such rents against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Lessee's obligations under this Lease. Any sale, assignment, transfer of hypothecation of Tenant's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this
Article 12 shall be void and shall, at the option of Landlord exercisable by Notice to Tenant, terminate this Lease. This Lease shall not be assignable by operation of law, except that if Tenant is a natural person, this Lease shall be binding upon and inure to the benefit of the estate of Tenant.

   12.2 Subletting: In the event Tenant desires to sublet all or any portion of the Premises, Tenant shall give not less than thirty (30) days' prior written notice thereof to Landlord setting forth the name of the proposed subtenant, the term, rental rate and any other relevant particulars to the proposed subletting, including without limitation, evidence satisfactory to Landlord that the proposed subtenant will immediately occupy and thereafter use the sublet portion of the Premises for the entire time of the sublease, a description of the proposed use of the Premises and financial statements of the proposed subtenant. Upon such subletting the subtenant shall furnish a certificate to Landlord verifying the total consideration that it will pay for the sublease.

   12.3 Assignment: Tenant shall in no event assign less than its entire interest in this Lease. In the event Tenant desires to assign all (but not less than all) of its interest under this Lease, Tenant shall give not less than thirty (30) days' prior written notice thereof to Landlord setting forth the name of the proposed assignee, the terms of the assignment, and any other relevant particulars of the proposed assignment, including without limitation, evidence satisfactory to Landlord that the proposed assignee will immediately occupy and thereafter use the entire premises for the remaining term of the Lease, a description of the proposed use of the Premises and financial statements of the proposed assignee. Upon such assignment the assignee shall furnish a certificate to landlord verifying the total consideration paid the Tenant of the assignment.

   12.4 Landlord's Consent:   Upon receipt of written notice from Tenant of
Tenant's desire to either sublet all or any portion of the Premises or to assign its entire interest under the Lease, Landlord shall have a period of thirty (30) days to notify Tenant of the exercise of any one of the following two options:

        (a) Landlord's approval of the sublease or assignment. In such event Landlord shall have the right to collect the excess rental, if any, resulting from the new lease or sublease, as set forth in Section 51.7, or;

        (b) Disapprove of the proposed sublease or assignment, provided that such disapproval will be based upon reasonable grounds

   In the event Landlord fails to notify Tenant within thirty (30) days, as aforesaid, it shall be deemed as approval of the proposed sublease or assignment.

   12.5 Landlord's Expenses:   Any requests for the consent of Landlord to an
assignment or subletting of this Lease shall be accompanied by a payment in the amount of Five Hundred Dollars ($500.00) representing Landlord's cost of administration in reviewing Tenant's request and the information pertaining thereto. Landlord shall not be required to respond to any such request without payment, as aforesaid.

13.     Default; Remedies.

   13.1 Default.   The occurrence of any one or more of the following events
shall constitute a material default under the terms of this Lease by Tenant:

        a) Notwithstanding the foregoing, vacation or abandonment of the Premises for a period of not to exceed one-hundred-eighty days (180) shall not be a default under this lease so long as Tenant is actively marketing the space to procure replacement tenants for all or a portion of the Premises.

        b) Any breach by Tenant of any of the covenants, conditions or provisions of paragraphs 7.3(a),(b), or (d) (alternations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 15(a) (estoppel certificate), 29(b) (subordination), 32 (auctions), or 40(a) (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

        c) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to Section 1161 of the California Code of Civil Procedure such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

        d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under Section 1161 of the California Code of Civil Procedure.

        e) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

        f) The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant's obligation hereunder, was materially false.

   13.2 Remedies.     In the event of any material default or breach of the
terms of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

        a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

             i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination, plus

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

             ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonable avoided, plus

             iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus

             iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform under this Lease or which in the ordinary course of things would be likely to result therefrom.

        As used in subsections i) and ii) the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purposes of this paragraph the term "rent" shall include the monthly rent and all other sums required to be paid by Lessee under this Lease.

        b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of the Landlord's rights and remedies under this Lease, including the right to recover the Rents as they become due hereunder.

        c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Unpaid installments of Rents and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at 12% per annum or the maximum rate then allowed by law, whichever is greater.

   13.3 Default by Landlord.   Landlord shall not be in default under the
terms of this lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after Landlord's receipt of written notice from Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty
(30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently pursues the same to completion.

   13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not otherwise contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Building Project. Accordingly, if any installment of Base Rent, Operating Expenses or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Building Project are taken by such condemnation as would in Landlord's opinion substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Landlord shall have the option, upon written notice to Tenant within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date of condemning authority takes such possession or may move Tenant to a substituted premises in accordance with the provisions of paragraph 15. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereof. Landlord shall have the option, in its sole discretion, to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Building Project. Any award for the taking of all or any part of the Premises or the Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord. In the event that this Lease is not terminated by reasons of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation. Tenant shall pay any amount in excess of such severance damages required to complete such repair for its improvements. Tenant shall have the right to pursue its own claims against a condemning authority for its own damages, if any.

15.     Estoppel Certificate.

   a) Each party (as "responding party") shall at any time upon ten (10) days prior written notice from the other party ("requesting party") execute, acknowledge, and deliver to the requesting party a statement in

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

writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building Project or of the business of Tenant.

   b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no incurred defaults in the requesting party's performance, and (iii) if Landlord is the requesting party, not more than one month's rent has been paid in advance.

   c) If Landlord desires to finance, refinance, or sell the Building Project, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.     Landlord's Liability.   The term "Landlord" as used herein shall mean
only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Building Project and in the event of any transfer of such title or interest, Landlord herein named shall be relieved from any and all liability thereafter to be performed. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns, only during their respective periods of ownership.

17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18.     Interest on Past-due Obligations.   Except as expressly herein
provided, any amount due to Landlord not paid when due shall bear interest at 12% per annum or the maximum rate then allowable by law, whichever is greater, on judgments and any other amount due but not yet paid by the prescribed time, from the date due. Payment of such interest shall not excuse nor cure any default by Tenant under this Lease.

19.     Time of Essence.   Time is of the essence with respect to the
obligations to be performed under this Lease.

20.     Additional Rent.   All monetary obligations of Tenant to Landlord
under the terms of this Lease including but not limited to Tenant's Share of Operating Expense increase any other expenses payable by Tenant hereunder shall be deemed to be Rent.

21.     Incorporation of Prior Agreement; Amendments.      This Lease
contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter contained in this Lease shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither Landlord nor any employee nor agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Building Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability laws and regulations in effect during the term of this Lease.

22. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by certified or registered mail to Tenant or to Landlord at the address noted in paragraph 1.10 of the Basic Lease Provisions or as otherwise provided in writing. Mailed notices shall be deemed given upon actual receipt thereof at the address required. Either party may, by giving notice to the other, specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

23. Waivers. No waiver by Landlord or any provision hereof shall be deemed a waiver of any other provision hereof of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval, of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach of Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

24.     Recording.    Either Landlord or Tenant shall, upon request of the
other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. At termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five
(5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any reputable title insurance company to remove this Lease as a matter affecting title to the Premises.

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

25. Holding Over. If Tenant, with Landlord's written consent, remains in possession of the Premises or any part thereof after the Expiration Date or sooner termination of the lease term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the Rents payable shall be one hundred twenty-five percent (125%) of the Rents payable immediately preceding the Expiration Date of this Lease. Acceptance by Landlord of rent after expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder or result in a renewal hereof. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

26.     Cumulative Remedies.    No remedy or election hereunder shall be
deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.     Covenants and Conditions.    Each provision of this Lease to be
performed by Tenant shall be deemed both a covenant and a condition.

28.     Binding Effect; Choice of Law.    Subject to any provisions hereof
restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the County of Orange, California.

29.     Subordination; Non-Disturbance.

        a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

        b) Tenant agrees to execute any documents required to effectuate any attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by tenant hereunder without further notice to Tenant or at Landlord's option. Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocable appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this paragraph 29(b).

        c) In the event Tenant wishes to obtain a non-disturbance agreement from any existing trust deed holder(s) on the subject property, Landlord agrees to present such agreement, furnished by Tenant, to said trust deed holder(s) for execution. Landlord makes no guarantees, however, as to whether or not a lender will execute same.

30.     Attorney's Fees.

        a) If either party herein brings an action to enforce the terms hereof or declares rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit.

        b) Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

31.     Landlord's Access.

        a) Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Building Project as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipe and conduits through the Premises and/or other premises as long as there is no material adverse effect to Tenant's use of the Premises. Landlord may at any time, place in or about the Premises or the Office Tower any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

        b) All activities of Landlord pursuant to this paragraph shall be without abatement of rent, nor shall Landlord have any liability to Tenant for the same.

        c) Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or any eviction. Tenant waives any charges for damages or injuries for interference with Tenant's property or business in connection therewith.

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

32.     Auctions.   Tenant shall not conduct, nor permit to be conducted,
either voluntarily or involuntarily, any auction upon the Premises or the Building Project without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard or reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or common areas in violation of this paragraph shall constitute a material default of this Lease.

33.     Signs.   Tenant shall not place any sign upon the Premises or the
Building Project without Landlord's prior written consent. Under no circumstances shall Tenant place a sign on any roof of the Building Project.

34.     Merger.   The  voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

35.     Consents.   Except for paragraphs 33 (Auctions) and 34 (Signs)
herein, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

36.     Guarantor.   In the event that there is a guarantor of this Lease,
said guarantor shall have the same obligations as Tenant under this Lease.

37.     Quiet Possession.   Upon Tenant paying the Rents for the Premises and
observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Building Project.

38. Force Majeure. If the performance by Landlord of any of its obligations or undertakings under this Lease is interrupted or delayed by any occurrence not occasioned by the conduct of Landlord or its agents, whether that occurrence is an act of God or public enemy, or whether that occurrence is caused by war, riot, storm, earthquake, or other natural forces, or by the acts, omissions, requests or conduct of Tenant or anyone not a party to this Lease, then Landlord shall be excused from any further performance for whatever period of time after the occurrence is reasonable necessary, in the Landlord's sole discretion, to remedy the effects of that occurrence. In such an event, Tenant shall be entitled to equitable rental abatement during the period of delay caused by such Force Majeure.

39.     Security Measures-Landlord's Reservations.

   39.1 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Building Project or Tenant's Premises. Tenant shall assume all responsibility for the protection of Tenant, its agents, customers, and invitees and the personal property thereof. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Building Project, or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2.

   39.2  Landlord shall have the following rights:

         a) To change the name, address or title of the entire Building Project and/or the Office Tower in which the Premises are located;

         b) To, at Tenant's expense, provide and install Office Tower standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall deems appropriate;

         c) To permit any Tenant the exclusive right to conduct any business as long as such exclusive use does not conflict with any rights expressly given herein;

         d) To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the Office Tower or the Building Project or on pole signs in the Common Area.

   39.3  Tenant shall not:

         a) Use a representation (photographic or otherwise) of the Office Tower or the Building Project or its name(s) in connection with Tenant's business without the prior written consent of Landlord;

         b) Suffer or permit anyone, except in an emergency, to go upon the roof of the Office Tower.

40.     Easements.

        a) Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord or failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

        b) The obstruction of Tenant's view, air or light by any structure erected in the vicinity of the Office Tower, whether by Landlord or third parties, shall in no way affect this Lease nor impose any liability upon Landlord.

41.     Performance Under Protest.   If at any time a dispute shall arise as
to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

42.     Authority.    If Tenant is a corporation, trust or general or limited
partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord evidence of such authority satisfactory to Landlord prior to execution of this Lease.

43.     Conflict.   Any conflict between the printed provisions, Exhibits or
Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

44. No Offer. Preparation of this Lease by Landlord's agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease.
 This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties.

45.     Lender Modification.   Tenant agrees to make such reasonable
modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Building Project.

46. Multiple Parties. If more than one person or entity is named as either Landlord or Tenant herein, except as otherwise expressly provided herein, the obligations of the Landlord or Tenant herein shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant, respectively.

47.     Defined Terms and Marginal Headings.   The words "Landlord" and
"Tenant" as used herein shall each include the plural as well as the singular. If more than one person is named as Tenant the obligations of each person are joint and several. The headings to the paragraphs of this Lease are for convenience only and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

48. Broker. The parties recognize as the broker(s) who negotiated this Lease the party or parties whose name or names are stated in Section 1.11 of the Basic Lease Provisions, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) and that Lessee shall have no responsibility therefore unless written provision to the contrary has been made.

        Tenant represents and warrants that it has not dealt with or employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than the broker, if any, listed in said Section
1.11 as its sole and exclusive agent (if any), and agrees to indemnify and hold harmless Landlord against all costs or liability for compensation claimed by any broker or agent (other than the broker, if any, listed in said
Section 1.11 as its sole and exclusive agent (if any) and all attorneys' fees expended in connection therewith.

49.     Substituted Premises.   Paragraph deleted.

50.     Hazardous Materials.   Tenant agrees that Tenant, its agents and
contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion), provided that Tenant may handled, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

        (a) Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease.

        (b) Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties. Landlord warrants that, to the best of Landlord's actual knowledge, at the time of lease execution there are no Hazardous Materials, as defined herein, except ordinary janitorial and other products customarily used in connection with maintenance of the property and stored at the Premises in the proper manner and in compliance with all laws, and in quantities or applications that do not present a danger to the health or safety of Tenant. As used herein, the term "Hazardous Material(s)" means any chemical, substance, material, object, condition or waste, or combination thereof, which (i) is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, toxic material, or contaminant under any Environmental Law; (ii) is a petroleum hydrocarbon, including crude oil or any fraction thereof;
(iii) may be hazardous to human health or safety or the environment due to its harmful or potentially harmful properties or effects, including toxicity, corrosivity, flammability, explosivity, infectiousness, radioactivity, carcinogenicity, or reproductive toxicity; or (iv) is regulated pursuant to any Environmental Law.

        (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee's or Subtenant's anticipated use of the Premisses involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Subtenant has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee's or Subtenant's actions or use of the property in question; or
(iii) the proposed Assignee or Subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

        (d) Notwithstanding any statement to the contrary in this paragraph 50, Landlord warrants that as of the Commencement Date, to the best of Landlord's knowledge, the Premises are free of asbestos.

51.     Addendum.       The provisions in this Section 51 shall
supersede and override any other provisions in this Lease to the extent the same are inconsistent.
                                       17

                                    ADDENDUM

     51.1 Tenant Improvements.     a)   Landlord, at Landlord's sole cost and
expense, shall provide Tenant with a tenant improvement allowance, which shall not exceed Ten dollars ($10.00) per usable square foot (4,216 usable square feet x $10.00 = $42,160.00), and shall utilize building standard materials in accordance with a mutually agreed upon space plan and specifications and as outlined in the Work Letter attached hereto as Exhibit "E". Landlord will, at Tenant's option, amortize additional tenant improvement dollars, up to and not to exceed an additional two dollars ($2.00) per useable square foot, (for a total of $12.00 per sq. ft.), at an interest rate of ten percent (10%) per annum, payable with the monthly Base Rent over the initial term of the Lease.

          b) Notwithstanding any provision in the Lease to the contrary, including Sections 7.2 and 7.3, upon vacating of the Premises by Tenant, Tenant shall not be required to remove any interior improvements that were part of the initial tenant improvements installed prior to occupancy, nor any improvements subsequently installed or made, unless, as a condition to Landlord's consent to allow such additional improvements, Landlord specified, in writing, the need to remove same at the end of the lease term.

     51.2 Space Planning and Construction Drawings:    Landlord shall pay to
Tenant's space planner up to $0.09 per usable square foot for preliminary space planning and $0.45 per usable square foot for Construction Drawings. Landlord reserves the right to have its architect review all plans associated with the Space Plans and Construction Drawings. These amounts shall be included in the overall tenant improvement allowance of $10.00 per usable square foot.

     51.3 Free Base Rent.     Provided Tenant is not in default of the terms
and conditions of the Lease during months two (2) and three (3) of the initial lease term, Landlord shall abate the Base Rent for month two (2) and three (3) of the initial Lease Term.

     51.4 Conference Center. Provided Tenant is not in default and the Conference Center on the 2nd Level of the Office Tower is available, for general use of the Office Tower Tenants, Tenant shall receive free usage for up to four (4) hours per month for the term of the Lease. Tenant shall be responsible for cleaning and any other costs associated with the use of the Conference Center in accordance with the Reservation/Rental Agreement attached as Exhibit C.

     51.5 Option to Extend.   Subject to all the terms of this paragraph and
provided that Tenant is not in default under the terms and conditions of the Lease, Tenant shall have and is hereby granted the option to extend the term of the Lease for Two (2) additional period of Five (5) years ("the Option Period"). The Option Period shall commence immediately upon the expiration of the initial Term of the Lease.

          a) Tenant may exercise the option only by written notice to Landlord giving at least 180, but not more than 365 days prior to the expiration of the then current Term. If this option is not so exercised by such date it shall automatically expire. Time is of the essence in exercising this option. This option can be exercised only with respect to the area constituting the Premises.

          b) The Base Rent for the option period shall be the then prevailing Fair Market Rental rate for like space in comparable Office Towers.

          c) The term "Fair Market Rental" shall mean and refer to the annual amount per square foot that a willing, comparable, non-renewal tenant would pay, and a willing, comparable, landlord in the area would accept at arms length (excluding any special concessions being given or made).

               (i)  Procedure for Determination of Fair Market Rental.
Within fifteen (15) days ("outside Agreement Date"), following the date Tenant exercises its Option (but in no event more than 180 days prior to expiration of the then current term), Tenant and Landlord shall use their reasonable best efforts in good faith and with due diligence to agree upon the Fair Market Rental. If Landlord and Tenant are unable to reach agreement on the Fair Market Rental within thirty (30) days, then within ten (10) days after said period, Landlord and Tenant shall simultaneously each submit to the other in a sealed envelope their good faith estimate of the Fair Market Rental at the end of said ten (10) day period (the "Estimated Fair Market Rental"). If the higher of the said estimates is not more than one hundred five percent (105%) of the lower of such estimates, the Fair Market Rental shall be the average of the Estimated Fair Market Rentals. If otherwise, then, within five (5) business days after submission of the estimates, either party may submit the question to appraisal in accordance with the following procedure:

               (ii) Within twenty (20) days after either party request appraisal, the parties shall select a mutually acceptable MAI appraiser with experience in appraising comparable space in the area. If the parties cannot agree on an appraiser within said twenty (20) day period, then within five
(5) business days thereafter, each party shall select an independent MAI appraiser meeting the above criteria, and within ten (10) days thereafter the two appointed appraisers shall select a third appraiser meeting the above criteria, and the third appraiser shall determine the Fair Market Rental. If the two appraisers selected by Landlord and Tenant cannot agree on thee third appraiser, the third appraiser shall be selected by the then sitting presiding judge of the Superior Court of California in and for Orange County.

               (iii) Once the appraiser or appraisers have been selected as provided herein, then as soon thereafter practicable, the appraisers shall determine, in their opinion, the Fair Market Rental. The appraiser or appraisers shall render a decision pursuant thereto within thirty (30) days.

               (iv) Each party shall be responsible for costs, charges and fees of its respective appointee, and shall share equally in the costs, charges and fees of the third appraiser.

     51.6 Parking. Landlord shall provide Tenant with three (3) designated twenty (20) minute parking spaces in the surface parking lot ("L" section) adjacent to the Office Tower, for the term of the Lease and any extensions thereof. Bank employees shall be entitled to park in the parking structure without payment of a parking fee to Landlord. The number of parking spaces for the Premises shall be on the basis of 3.4 spaces per 1,000 rentable square feet of Tenant's rentable space, rounded down to a whole number.

     51.7 Right to Sublease or Assign. In the event Tenant receives any excess rental consideration in conjunction with an agreement providing for the assignment or sublease of the Leased Premises, (excluding the payments due to Landlord under this Lease), Tenant shall share fifty percent (50%) of said excess rental consideration with Landlord less direct costs of subleasing, such as reasonable brokerage commissions and tenant improvement costs, if any. Notwithstanding anything to the contrary that may be contained in the Lease, including Section 12, an assignment or subletting to a parent or subsidiary shall not require Landlord's consent.

     51.8 Monument Signage.   Provided Landlord maintains monument signs at
the corner of Beach Boulevard and Warner Avenue and Ash Street and Warner Avenue, Tenant shall, subject to city approval, be authorized to install two
(2) sign placards at each location as described in Exhibit "D" attached hereto, on said monument sign.

     51.9 Directory Signage. Landlord, at Landlord's sole cost and expense, shall provide Tenant with one (1) directory signs to be located on the directory board on the Plaza Level.

     51.10     Office Tower Signage.    Tenant shall be authorized to install
one eyebrow sign to be located approximately four (4) horizontal bands (above the palm tree level) above the main entrance of the Office Tower on the north east side, subject to a mutually agreed upon location, at no additional rental rate increase. Additionally, Landlord shall allow Tenant to have eyebrow ATM signage on the lowest spandrel of the Office Tower, located on the west side. Said signage is personal to tenant and not transferrable. Said authorization shall expire if Tenant does not install the sign within twelve (12) months of Tenant's occupancy. Tenant shall be responsible for all costs associated with the installation, maintenance, insurance and ultimate removal of the sign. Said sign is subject to City and Landlord approval based upon the project sign criteria mandated by the City of Huntington Beach, attached hereto as Exhibit "D". A likeness of said signage is encompassed within Exhibit "D", attached hereto. Tenant shall remove sign at the end of the Lease Term or upon vacating the Premises, whichever occurs first. In the event Tenant fails to do so, Landlord may after providing written notice to Tenant remove sign at Tenant's expense.

     51.11     Building Project Name.   Landlord shall change the name of the
Building Project prior to the occupancy of Tenant, so that the name being promoted by Landlord is no longer "Guardian Center".

     51.12 Office of the Comptroller of the Currency ("OCC") Approval. Landlord shall allow ninety (90) days, from the date of full Lease execution, for Tenant to obtain OCC approval to use the Premises as a retail banking location. Until Tenant receives OCC approval, Landlord shall be permitted to continue marketing the space and accept back-up offers. In the event Tenant does not obtain final written OCC approval within said ninety (90) days, then Tenant may terminate this lease by providing Landlord with written notice of such termination within said ninety (90) day period, and Landlord shall refund all monies paid by Tenant less any costs incurred for Space Planning and Construction Documents.

     51.13     Arbitration.   The parties agree that certain specific
disputes arising out of this Lease shall be resolved by arbitration under the rules of the American Arbitration Association, and not by court. These disputes shall be limited to the following: Disputes over square footage, Commencement or Expiration dates, classification of any expense as "Operating Expenses", parking, exercise of options, and any Landlord obligations, including refunds of security deposits at lease termination.

     Unless specifically mentioned above, all other disputes shall be excluded from the obligation to arbitrate. Non-payment of rents and/or non-performance by Tenant of any covenant to provide insurance coverage shall be specifically excluded from any obligation to arbitrate and may be pursued through an unlawful detainer action by Landlord. Any matter within the jurisdiction of the probate court shall also be excluded from arbitration.
In the event any dispute covered by arbitration is believed to affect the rent amount owing, rent as established by the Landlord shall continue to be paid in full pending final determination through the arbitration process, at which time the parties shall make the necessary reimbursements to comply with the award.

     51.14 Structural Defect. Notwithstanding any other provision of this Lease, Landlord, without passing through the costs to Tenant, shall be responsible for repairs of all latent defects in the structural components or mechanical systems of the Office Tower and Building Project, other than routine maintenance and minor repairs in the normal course of operations.

     51.15     Exclusions from Operating Expenses.     The following items
shall not be passed through to Tenant as part of the "Operating Expenses":

          a) Capital improvements or replacements, other than costs which, in accordance with general accounting and management principles, would be considered an expense of maintaining, operating, managing or repairing the Office Building Project.

          b) Repairs or other work occasioned by fire, windstorm, or other casualty or by the exercise of eminent domain, or any expenditure for which the Landlord is reimbursed from any source.

          c) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants or occupants of the building.

          d) Renovating or decorating space for other tenants or occupants of the building.

          e) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority.

          f) Overhead of Landlord for services on or to the real property or the Office Building, to the extent that the costs of such services exceed competitive costs of such services were they not rendered by a subsidiary or affiliate; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

          g) Interest on debt or amortization payments on any mortgage, and rental under any ground lease.

          h) Advertising and promotional expenses for the purposes of securing tenants for the property.

          i)   Costs for sculpture, paintings, or other objects of art.

          j) Rentals and other related expenses incurred in leasing air conditioning equipment or systems, elevators, or other permanent equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Office Building; the value of lost income to the Landlord of any office space in the Office Building which is utilized for the management of the Office Building Project.

          k) Financing costs, including but not limited to points, commitment fees and legal fees.

          l) Costs incurred by Landlord to remedy and defects in the design of or materials used in, or the defective installation of the structural steel or other framing, roof, foundations, and underground utilities forming part of or servicing the Office Building or the real property.

          m) Landlord's costs in removing substances considered detrimental to the environment or to the health of building occupants, including the cost of removal and/or disposition of cooling system or other chemicals used in the operation of the Office Building, unless such substances are placed on the Office Building Project by Tenant.

          n) Any fines, penalties, or interest paid by Landlord as a result of late payment of real estate taxes.

          o)   Leasing or other brokerage commissions.

          p)   Depreciation.

          q) Franchise, estate, succession, inheritance, profit, capital gains, capital stock, transfer and personal or corporate income taxes (excluding any rental tax), imposed upon any part of the Office Tower or Building Project including the related common areas;

          r) The cost of any repairs, alterations, additions, changes, improvements, replacements or other items, which, under generally accepted accounting principals, are classified as capital improvements or capital expenditures (including without limitation any items amortized or depreciated), except for items of a relatively minor and reasonable costs incurred in the daily maintenance of the property.

          s) Overhead and profit increments paid to the Landlord or to subsidiaries or affiliates of the Landlord, for services in the Building Project to the extent the same exceeds the costs of such services if rendered by qualified, first class, unaffiliated third parties on a competitive basis.

     51.15     American Disability Act ("ADA"):   To the best of Landlord's
knowledge, the Premises and common areas, in their existing use, comply with, and Landlord is not in violation of, any applicable federal, state, county or local statutes, laws, regulations rules, ordinances, codes, licenses, and permits (other than some ADA improvements that Landlord is in the process of making pursuant to the City of Huntington Beach Building Permit number 086376).

     Tenant shall not have any responsibility (either to act or pay for any cost) to correct any existing violations. Any such cost incurred by the Landlord to correct any of the violations listed above shall not be a party of the building's operating expenses, or deducted from any tenant improvement allowance.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN. THE PARTIES HAVE ALSO HAD AMPLE OPPORTUNITY TO HAVE THEIR RESPECTIVE ATTORNEYS REVIEW THE CONTENTS HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and paragraphs 1 through 51, together with Exhibits "A-1" through "E", incorporated herein by this reference, as of the date first above written.

"LANDLORD"                              "TENANT"

LIU CORP.,                              Liberty National Bank,
a California corporation                a National Banking Association


By:  /s/ Mimi Liu                       By:      /s/ Philip S. Inglee
   ---------------------                   ------------------------------
         Mimi Liu                                    Philip S. Inglee
   Secretary/Treasurer                     President and Chief Executive Officer

Date:   2/23/96                         Date: 2/2/96
      ------------------                      --------------------------

                          EXHIBIT "A-1"

                           FLOOR PLANS


                              [MAP]



                         GUARDIAN CENTER

                         Suites 100 & 130

               Approximately 4,722 Rentable Sq. Ft.

                          EXHIBIT "A-2"

                      PLOT PLAN OF BUILDING

                              [MAP]

                             EXHIBIT "B"

          RULES AND REGULATIONS FOR GUARDIAN CENTER TENANTS

1. Tenant shall not obstruct or interfere with the rights of other tenants of the Office Tower, or of persons having business in the Building Project ("OBP"), or in any way injure or annoy such tenants or persons.

2. Tenant shall only use Premises for the purpose stated in Section 1.3. Tenant shall not use the Premises for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Premises or the OBP, or the reputation thereof, or for any purposes other than those specified in the Lease.

3. Canvassing, soliciting and peddling in the OBP prohibited without the prior written approval of Landlord. Tenant shall not disturb, solicit, or canvass any occupant of the Center without the prior written approval of Landlord.

4. Tenant shall not bring or keep within the Premises any animal, bicycle or motorcycle.

5. Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, or place or use any inflammable, or hazardous fluid, substance, or device in or about the Premises without the prior written consent of Landlord. Tenant shall comply with all rules, orders, regulations of the applicable Fire Rating Bureau, or any other similar body, and Tenant shall not commit any act or permit any object to be brought or kept in the Premises which shall increase the rate of fire insurance on the Premises or on property located therein.

6. Tenant shall not use the Premises for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general retail purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Premises or permit any portion of the Premises to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, music or dance studio or employment agency. Tenant shall not conduct in or about the Premises any auction, public or private, without the prior written approval of Landlord, except, provided Tenant is a Bank, reasonable foreclosure sales of personal and real property conducted in the Bank's normal course of business.

7. Tenant shall not install or use in the Premises any additional air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct.

8. Tenant shall not use in the Premises any machines, other than standard office machines such as typewriters, calculators, personal computers, copying machines and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations or odors within the OBP.

9. Tenant shall move all freight, supplies, furniture, fixtures and other personal property into, within and out of the OBP at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the OBP and to exclude from the OBP, all such objects which violate any of these rules and regulations of the provisions of the Lease. Tenant shall not move or install such objects in or about the Premises in such a fashion as to unreasonably obstruct the activities of other Tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use any hand trucks other than those equipped with rubber tires and side guards in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from, or within the OBP.

10. Tenant shall not place within the Premises any safes, copying machines, computer equipment other than desktop personal computers or other objects of unusual size or weight, nor shall Tenant place within the Premises any objects which exceed the floor weight specifications of the Premises without the prior written consent of Landlord. The placement and positioning of all such objects within the Premises shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Landlord.

11. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or outside of the Premises, except in the refuse containers provided therefore. Tenant shall not introduce into the Premises any substance which might add an undue burden to the cleaning or maintenance of the Premises or the OBP. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the OBP (hereinafter "Common Areas") clean and free from rubbish.

12. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the OBP. The Common Areas and roof of the OBP are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the OBP and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Center without the prior written consent of Landlord.

13. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Premises and appurtenances thereto for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any
sweepings, rubbish, rags or other improper substances therein.   Tenant shall
not waste water by interfering or tampering with the faucets or otherwise.
In the event Tenant or Tenant's servants, employees, agents, contractors, licenses, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, Tenant shall pay to Landlord the costs of repair or replacement plus a 20% administrative charge.

14. Tenant shall not hang any banners, signs and/or posters (hereinafter collectively referred to as "Signs") of any kind whatsoever in any exterior portion of the "Main Building Structure" of the Leased Premises (the exterior portion of the Main Building Structure as used herein, shall include but not be limited to, the exterior side of all walls, windows and any and all portions of patio areas of the Leased Premises), without the prior written approval from Landlord and the City of Huntington Beach, as specifically required by Article 961, Sections 9610.4(i) and 9610.9(a) of the City of Huntington Beach Sign Code. In the event Tenant fails to obtain the prior written approval of both Landlord and the City of Huntington Beach, Landlord shall notify Tenant of its non-compliance with the City Sign Code and these Rules and Regulations. Tenant shall immediately comply with Landlord's demand to remove such Sign. If Tenant should fail or refuse to remove such Sign, Tenant shall thereafter be assessed a $200 per day fine by Landlord and shall also be subject to any and all prosecution, penalties and fines which the City of Huntington Beach may thereafter impose. Upon removal of any wall decorations, banners, signs, or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense.

  a. This Paragraph 14 shall apply to all work performed in the Premises including without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other portion of the Premises.

  b. Tenant shall refer all contractors' representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord's approval and/or supervision before performance of any such service.

  c. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Plans and specifications for such work, prepared at Tenant's sole expense, shall be submitted to Landlord and shall be subject to Landlord's prior written approval in each instance before the commencement of work. Work done without said approval shall be restored upon the termination of the Lease at Landlord's option at Tenant's expense. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of materials shall be used in connection therewith.

15. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Office Tower or the OBP by Tenant which, in Landlord's opinion, tends to impair the reputation of the Office Tower, or the OBP, or its desirability for offices and retail operations and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the OBP name.

16. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant through placement of objects upon windowsills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Premises by closing blinds and other window coverings when the sun's rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilation, air conditioning, electrical wire, safety or light systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Premises. Tenant shall give Landlord prompt notice of all accidents to or defects in air-conditioning equipment, plumbing, electric facilities, or any part of the appurtenances of the Premises.

17. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days Tenant shall lock any entrance doors to the Premises used by Tenant immediately after using such doors. Tenant shall exercise reasonable precaution in the protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenant shall also report any thefts or losses to the Landlord or security personnel as soon as reasonably possible after discovery and shall also notify the Landlord and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance.

18. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers,
agents, invitees, licensees, guests or      visitors.  In the event that any
of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services and Tenant thereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

19. All keys to the exterior of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Premises without written prior consent of Landlord, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change, plus a 20% administrative charge.

20. For purposes hereof, the terms "Landlord", "Tenant", and "Premises" are defined as those terms as defined in the Lease to which these Rules and regulations are attached. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or things, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant.

21. No person shall disturb the occupants of the OBP by the use of any musical instruments, the making of unseemly noises, or other unreasonable use.

22. Tenant, its employees, agents, customers, and invitees shall have the right to use parking space provided by Landlord but not so as to unreasonably interfere with the similar parking rights of other tenants.

23. No vending machines or machines of any description shall be installed, maintained, or operated upon the Premises without the prior written consent of Landlord.

24. Temporary inconvenience occasioned by construction in or near the OBP shall not be deemed to disturb Tenant as a part of the covenant of quiet enjoyment and possession.

25. Landlord is not responsible to any Tenant for the nonobservance or violation of the Rules and Regulations by any other Tenant.

26. Storage of vehicles or equipment in the parking area is prohibited. Landlord has the right to enforce this restriction by removal and storage of vehicles or equipment and such cost of storage and removal shall be borne by Tenant. Tenant shall observe designated restricted parking areas, such as visitor parking, fire lanes, handicap parking, and loading zones. Landlord has the right to enforce this parking rule by removal and storage of Tenant's vehicles at the expense of Tenant.

27. Tenant shall not be permitted to use any area of the Office Tower outside of Tenant's Premises for storage of supplies, furnishings, equipment, or personal property without prior written consent of Landlord.

28. Landlord shall not be responsible to the Tenant, their agents, employees, customers, or invitees for any loss of money, jewelry, or other personal property from the Premises or Common Areas. Landlord shall not be responsible to Tenant for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

29. Tenant will not be permitted to locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be borne by Tenant.

30. Tenant will be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs, and metal objects and plants.

31. Tenant shall permit Landlord six (6) months prior to the termination of this Lease to show Premises during business or nonbusiness hours to prospective tenants however, Landlord shall not unreasonably disturb Tenant's business.

32. Tenant valet parking, if applicable, shall be conducted in accordance with the following current guidelines (which may be modified at Landlord's discretion upon 15 days prior written notice to Tenant). 1. Parking for valet vehicles shall be permitted in allocated marked stalls only (which stalls may be relocated at Landlords discretion upon 15 days prior written notice to Tenant). 2. Valet service and parking shall be conducted only between the hours of 5 p.m. and 1 a.m., seven days a week. 3. The valet drop-off area and key station may be located within the green canopy adjacent to the Office Tower. 4. Only a single lane of valet vehicles will be permitted in the drop-off area. 5. Keys are required to remain in the ignition of valet vehicles left at the drop-off area. 6. Tenant shall keep fire lanes clear of valet vehicles at all times. 7. Tenant shall be responsible for conducting and maintaining its valet service in full compliance with all federal, state and municipal laws and regulations affecting such activity. 8. Tenant shall be solely responsible for (a) policing the area to be used for valet drop-off and parking; (b) all costs associated with the valet service and incidents thereto; and (c) all liabilities arising from the operation of the valet service. 9. Tenant and/or its designated agent, at its sole cost and expense, shall provide proof of, and maintain in full force and effect, comprehensive liability insurance with respect to the Premises and operations of its valet service in an amount not less than one million dollars ($1,000,000) combined single limit bodily injury, personal injury, death and property damage liability per occurrence, subject to such increases in an amount as Landlord may reasonably require from time to time. Policy or policies to include a provision that (a) coverage shall be primary with respect to any loss or claim arising directly or indirectly out of the operations of Tenant and/or its designated agent, any policies carried by Landlord shall be excess and non-contributing with such polity or policies, and (b) that Landlord and Landlord's Agent shall be additional named insured under such policy or policies, and (3) a provision that insurer will not cancel, or materially change the coverage provided by such policy without first giving Landlord thirty (30) days prior written notice.

                                  PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3. Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

4. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws, and/or agreements as set forth by the Landlord.

5. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances, and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons, or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing, or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Tenant shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws, and agreements.

11. Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use, as is herein provided, is intended merely as a license only, and no bailment is intended or shall be created hereby.

13. Any vehicle not parked in a marked stall shall be towed at vehicle owner's expense.

14. No overnight parking shall be permitted without prior consent of Landlord.

15. If Tenant or its' employees park in any non-designated parking area, Landlord may charge Tenant, as an additional charge, twenty-five dollars ($25.00) per day for each day or partial day such vehicle is parked in any part of the common areas other than that designated.

16. Landlord reserves the right to designate reserved parking spaces in the parking areas.

17. Landlord reserves the right to require Tenant and its employees to park vehicles on designated levels of the parking structure.

18. Tenant acknowledges that it is responsible and agrees to comply with existing and future South Coast Air Quality Management District (SCAQMD) mandates and requirements imposed on major employers in Southern California.

By execution below, I acknowledge that I understand and agree to abide by all the Rules and Regulations stated above.

"TENANT"

Liberty National Bank,
a National Banking Association


By: /s/ Philip S. Inglee
   ----------------------------
        Philip S.  Inglee
   President and Chief Executive Officer

Date: 2/2/96
      ------------------------
                                       5

                                    EXHIBIT "C"

                  CONFERENCE CENTER RESERVATION/RENTAL AGREEMENT


Date___________________________

Tenant's                               Tenant's
Name___________________________        Suite_______________________

Reservation Date/Time:

   Date________________________        Time____________________

        _____ Hourly (Minimum 2 hours)

        _____ _ Day

        _____ One (1) Day

Floor Plan Set-UP......No. 1 _____    No. 2 _____    No. 3 _____    No. 4 _____

Coffee Supplies Required..............................Yes  _____    No _____

        10 persons...$15.00 _____          25 persons...$20.00_____
        50 persons...$50.00 _____          75 persons...$75.00_____

Acknowledgment and Agreement:

I hereby agree and acknowledge that the terms and conditions of the Lease by and between LIU CORP. and _____________________________________________ will be applicable when leasing and utilizing the Conference Center, Suite 210, as stated above.

In addition, the security deposit may be retained in part or in whole as payment for any damage to the carpet, walls, furniture, fixtures and equipment as a result of our usage.

_______________________________                 ___________________________
Tenant Signature                      Date
(Authorized Agent)


*******************************************************************************
                     (To be completed by Property Management)

Security Deposit:

   Date Received _________________ Check No. _______________   Amount $________

   Held on Account _______________ Check No. _______________   Amount $________

   Check Returned __________________________________________   ________________
                  Tenant Signature                             Date

                                    EXHIBIT "D"

                                 EXTERIOR SIGNAGE

1. Monument Signage: Tenant shall be entitled to install, at Tenant's sole cost and expense, four (4) monument placards at the Center; two (2) placards on the monument sign at the corner of Beach Blvd. & Warner Avenue and two (2) placards on the monument sign at the corner of Ash Street & Warner Avenue. These sign placards shall be submitted to the Landlord for approval and installed by Landlord's sign contractor.

   The locations of the tenant placards, as depicted below, do not necessarily reflect the exact location of specified tenant placards.

   Tenant will be granted:

Sign A - Two (2) large placards;


                  [GRAPHICS]



Sign B - Two (2) small placards.


                  [GRAPHICS]

2. Exterior Signage: Planned Sign Program No. 84-2 as Approved by the City of Huntington Beach:

A.  GENERAL PROVISIONS:

   l. No sign shall be installed, erected, altered, or reconstructed without prior City approval and issuance of appropriate Building Division permits.

        a) Prior to submittal for plan check and issuance of permits, the sign plans must be approved by the owner or owner's representative.

        b) UL listed housing or sleeving shall be required for all wall signage.

   2.  Copy shall be limited to the establishment's name and/or product name.

        a)  Box-type or can signs are prohibited.

        b)  Exposed raceway signs are prohibited.

        c) Each letter, numeral or unit, shall comply with the following color specifications:

             (1)  Approved letter colors are #72358 red and #899 turquoise.

             (2) Approved letter return and trim cap color shall be #899 turquoise.

             (3)  Transparent sign faces are prohibited.

   3. No tenant shall affix or maintain upon the exterior walls of the premises or the buildings or in the parking lot and landscape areas any signs other than as permitted herein except with the City's and landlord's approvals.

        a) Temporary signs, such as banners, can only be permitted in accordance with Section 976C.16 of the Huntington Beach Ordinance Code.

        b) Each retail or restaurant tenant may place on their service or delivery door one sign indicating the name of their business name in white lettering not to exceed 3" in height nor more that 100 square inches. This sign shall be located at a height of 5'6".

B.  WALL SIGNAGE:

   1. Each tenant in the retail/restaurant buildings adjacent to the Office Tower establishment shall be permitted one illuminated reverse aluminum pan channel letter sign:

        a) To be located only on the space and on the surface specially provided for same of the building exterior.

        b)  No other signage is permitted on the exterior of the premises.

        c) Tenants with a corner unit will be permitted two signs providing the sign area does not exceed the maximum allowed by City codes or as designated in this sign criteria.

   2. Maximum letter height for the retail establishments shall be twenty-four (24) inches.

   3.  Minimum letter size shall be ten (10) inches.

   4. Sign length shall not exceed 75% of leasehold width. Signage area shall be centered on facia vertically.

   5. Upper and lower case letters from the top of the ascender to the bottom of the descender shall not exceed thirty-six (36) inches in overall height.

   6. Maximum letter height for Holiday Health Spa and the Edwards Cinemas shall be thirty (30) inches.

   7. Signage for the retail establishments shall not exceed the provisions of Section 9760.10 of the Huntington Beach Ordinance Code.

   8.  Signs shall be illuminated in such a way to create a back-lit effect.

                               LEASE SPECIFICATIONS
                                  BY AND BETWEEN
                      LIU CORP., A CALIFORNIA CORPORATION AND
                               LIBERTY NATIONAL BANK
                           FOR SIGNS AT GUARDIAN CENTER

3.  Exterior Signage (Likeness):


                   [GRAPHICS]

A.  GENERAL PROVISIONS:

   1. The design and construction of Tenant's exterior sign must receive written approval by Landlord prior to fabrication and installation.

   2. Tenant shall not hang any banners, signs and/or posters (hereinafter collectively referred to as "Signs") of any kind whatsoever in any exterior portion of the leased premises without the prior written approval from Landlord and the City of Huntington Beach. (Please refer to the Rules and Regulations attached to and made a part of the Lease.)

   3. All signs shall be in accordance with Section 976C.16 and/or Section 9760.10 of the Huntington Beach Ordinance Code.

   4. Tenant shall pay for all signs, their installation (including final connection, transformers and all other labor and materials) and maintenance. Tenant's sign contractor must file, pay for and obtain any licenses, permits and variances as required for sign installation.

   5. Tenant will notify Landlord of the installation schedule no less than twenty four (24) hours prior to the scheduled installation.

B.  BLUE PRINTS/DRAWINGS:

   1.  In order to obtain the Landlord's written approval for each sign two
(2) blue prints/drawings, which will depict size, color, material, location, etc., will be submitted with a written request for approval. One (1) blue print/drawing will be retained for Landlord's records. Upon the written approval (denoted on the blue print) one original blue print will be returned to the Tenant or Tenant's sign contractor. A plot plan indicating location of Tenant sign must be included.

   2. Neon tubing sizes, colors, wattage and intensity must be depicted on blue prints.

   3. Tenant should allow three (3) to five (5) working days for Landlord's written approval.

C.  FABRICATION AND INSTALLATION:

   The fabrication and installation of all signs shall be subject to the following restrictions:

   1. All Channel letters are to be fabricated with .060 aluminum sheet. Seams on letter returns to be welded sanded and buffed prior to painting. Channelume, Channel Classic and Channel LET-R-edge will not be permitted.

   2.  Three and one-half inch (3 1/2") deep letter returns.

   3.  Neon tubing will be 13 millimeters.

   4. 30 MA high power factor transformers must be used. No exposed lamps will be permitted.

   5. All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and be patched to match adjacent finish.

   6.  No sign company labels will be permitted on the exposed surfaces of
the signs except those required by Underwriters    Laboratories (UL) which
shall be placed in an inconspicuous location.

   7. The Landlord shall provide primary electrical service terminations to the signage area on the rear side of the parapet wall.

   8. All signs shall conceal all necessary wiring, ballasts, transformers, starters and other necessary equipment within their individual letters or behind storefront construction.

   9. It will be the responsibility of the Tenant's sign contractor to verify all conduit and transformer locations and service prior to fabrication.

   10. The contractor who installs the signage will provide a Certificate of Insurance for property and liability insurance in the amount of $1,000,000 naming Landlord and Landlord's agent as additional insureds prior to the installation of any signs.

   11. The contractor who installs the signage will comply with all City and State building codes.

   12. Further information regarding contractors and signage can be obtained in the Lease.

D.  NON-CONFORMANCE

   1. Any sign that is installed by Tenant which is not in conformance with the approved drawings shall be corrected by Tenant within fifteen (15) days after written notice by Landlord. In the event Tenant's sign is not brought into conformance within said fifteen (15) day period, then Landlord shall have the option to correct said sign at Tenant's sole cost and expense.

                                    EXHIBIT "E"

                                    WORK LETTER

This Exhibit "E" is attached to and made a part of that certain Lease dated October 30th, 1995, by and between LIU CORP., a California corporation ("Landlord"), and Liberty National Bank, hereinafter called "Tenant") for the Premises known as 17011 Beach Blvd., Suites 100 and 120, Huntington Beach, California 92647.

1. APPLICATION OF EXHIBIT

   Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial Premises, as more fully set forth herein.

2. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

   a) Preliminary Space Plans. Pursuant to paragraph 51.2 Tenant's space planner will develop preliminary space plans for the Tenant Improvements ("the Preliminary Space Plans"), which include, without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, which are subject to mutual agreement by Landlord and Tenant and determined
by Tenant as required for its use of the Premises.   Landlord and Landlord's
Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

   b)   Working Drawings.   Within twenty-one (21) days following OCC
approval of this Lease Tenant's Architect shall prepare working drawings ("the Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A Office Tower, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

   c) Approval of Working Drawings. Tenant or Tenant's Architect shall submit the Working Drawings to Landlord for Landlord's and Landlord's Architects review to confirm compliance with the Preliminary Space Plan, and Tenant shall notify Landlord and Tenant's Architect within five (5) business days after delivery thereof of any requested revisions. Within five (5) days after receipt of Landlord's notice, Tenant's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant and Landlord for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Tenant's Architect may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord and Tenant for review and reasonable approval.

   d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

   Reference                      Date Due                    Responsible Party

A. "Preliminary Space Plan        Thirty (30) days after      Tenant & Landlord
   Approval"                      Board Approval

B. "Working Drawings Completion"  Twenty-one (21) days        Tenant & Landlord
                                  after OCC Approval

C. "Working Drawings Review"      Five (5) business days      Tenant & Landlord
                                  after Tenant's Architect
                                  submits the Working
                                  Drawings to Landlord &
                                  Tenant

D. "Working Drawings Revisions"   Five (5) business days      Tenant & Landlord
                                  after Tenant & Landlord
                                  return the Working Drawings
                                  to Tenant's Architect

E. "Final Approval Date"          Three (3) business days     Tenant & Landlord
                                  after Tenant's Architect
                                  submits the revised Working
                                  Drawings to Landlord &
                                  Tenant


3. BUILDING PERMIT

   After the Final Approval Date has occurred, Tenant's Architect shall, if Tenant's Architect has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Tenant's Architect, with Landlord's and Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4. CONSTRUCTION OF TENANT IMPROVEMENTS

   After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

5. TENANT IMPROVEMENT ALLOWANCE

   Landlord shall provide Tenant with a Tenant Improvement Allowance as set forth in Section 51.1 of the Lease towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvements Costs:

        (i) Preparation by Tenant's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

        (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

        (iii) All contractors' charges, general conditions, performance bond premiums and construction fees; and

        (iv) Tenant Improvements which shall be depicted on the approved Preliminary Space Plans.

   In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 of this Work Letter, then all associated costs that exceed the Tenant Improvement Allowance shall be borne by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

6. CHANGE ORDERS

   Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) business days of the date such estimated costs adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs that exceed the Tenant Improvement Allowance, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

7. TENANT DELAYS

   In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

   a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord's Architect for the preparation by Landlord or Landlord's Architect of the Working Drawings;

   b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

   c)   Change orders requested by Tenant;

   d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

   e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

   f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

   g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

   h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises, other than building permits that Landlord shall obtain.

If the Commencement Date of the Lease is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

8. TRADE FIXTURES AND EQUIPMENT

   Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

9. FAILURE OF TENANT TO COMPLY

   Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

"TENANT"

Liberty National Bank,
a National Banking Association


By:      /s/ Philip S. Inglee
   ----------------------------
             Philip S.  Inglee
   President and Chief Executive Officer


Date: 2/2/96